UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

☒	Filed by the registrant

☐	Filed by a party other than the registrant

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

HELIOS AND MATHESON ANALYTICS INC.

(Name of Registrant as Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of Securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction :
5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.

3) Filing Party:

4) Date Filed:

Helios and Matheson Analytics Inc.

350 5th Avenue, Suite 7520

New York, New York 10018

INFORMATION STATEMENT PURSUANT TO SECTION 14 OF

THE SECURITIES EXCHANGE ACT OF 1934 AND

REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholders:

At a meeting held on December 2, 2016, the Board of Directors of Helios and Matheson Analytics Inc., a Delaware corporation (sometimes referred to in this Information Statement as the “Company,” “we,” “us” and “our”), and by written consent in lieu of a meeting executed on December 1, 2016, Theodore Farnsworth and Helios & Matheson Information Technology Ltd. and its wholly owned subsidiary Helios & Matheson Inc., which collectively owned shares of common stock of the Company, par value $0.01 per share (“Common Stock”), constituting approximately 73.6% of the voting power of the Company on December 1, 2016, approved the private offering of senior secured convertible promissory notes in the aggregate principal amount of $6,720,000 (the “Note Financing”) on the terms described in this Information Statement.

Stockholder approval of the Note Financing is not required by the Delaware General Corporation Law but was obtained for the purpose of complying with Nasdaq Listing Rule 5635.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders who did not execute the written consent of the Note Financing, in accordance with the requirements of the Securities and Exchange Commission’s rules and regulations and the Delaware General Corporation Law. This Information Statement is being mailed on or about January 17, 2017 to all of our stockholders of record as of the close of business on December 21, 2016.

Sincerely,

/s/ Parthasarathy Krishnan

Parthasarathy Krishnan, Chief Executive Officer

TABLE OF CONTENTS

General	1
Questions and Answers About This Information Statement	2
Forward Looking Statements	2
The Note Financing	3
Action by Our Board of Directors and Consenting Stockholders	8
Securities Ownership of Certain Beneficial Owners and Management	8
Management’s Discussion and Analysis of Financial Condition and Results of Operations	9
Where You Can Obtain Additional Information	19
No Dissenters’ Rights	19
Delivery of Documents to Security Holders Sharing an Address	19

Annex A – Unaudited Financial Statements of Helios and Matheson Analytics Inc. for the Period ended September 30, 2016
Annex B – Audited Financial Statements of Helios and Matheson Analytics Inc. for the Year ended December 31, 2015

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C PURSUANT THERETO

January 17, 2017

Helios and Matheson Analytics Inc.

350 5th Avenue, Suite 7520

New York, New York 10018

GENERAL

This Information Statement is distributed to inform our stockholders of the action taken without a meeting by the written consent of Theodore Farnsworth and Helios & Matheson Information Technology Ltd. and its wholly-owned subsidiary, Helios & Matheson Inc., collectively referred to in this Information Statement as the Majority Stockholders.

THE ACTION APPROVED BY THE MAJORITY STOCKHOLDERS HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE ACTION, NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement has been filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) and is being furnished by our Board of Directors (the “Board”) to the holders of record at the close of business on December 21, 2016 (the “record date”) of our outstanding capital stock, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 228(e) of the Delaware General Corporation Law, referred to in this Information Statement as the “DGCL”.

The cost of preparing, printing and mailing this Information Statement will be paid by us. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our Common Stock.

This Information Statement informs stockholders that on December 2, 2016 our Board, and on December 1, 2016 the Majority Stockholders, approved the Note Financing. Section 228(a) of the DGCL requires the Note Financing to be approved by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. On December 1, 2016 we had 4,729,367 shares of Common Stock outstanding, therefore, holders of at least 2,364,685 shares of Common Stock would be required to vote in favor of the Note Financing in order to approve it. The Majority Stockholders hold 3,483,040 shares of our issued and outstanding Common Stock, equal to approximately 73.6% of the voting power of our outstanding capital stock as of December 1, 2016.

Accordingly, all necessary corporate approvals to effectuate the Note Financing have been obtained.  We are not seeking approval from our remaining stockholders.  This Information Statement is furnished solely for the purpose of informing our stockholders, in the manner required by the Exchange Act and the DGCL, of the approval of the Note Financing.  Pursuant to Section 14(c) of the Exchange Act and Rule 14c-2 promulgated pursuant thereto, the approval of the Note Financing, to the extent stockholder approval is required by the DGCL or the rules of the Nasdaq Stock Market, will not be effective until 20 days after the date this Information Statement is mailed to each of our stockholders. Therefore, the approval of the Note Financing is expected to become effective on or after February 6, 2017 or such later date as all conditions and requirements to effectuate approval of the Note Financing are satisfied.

Our stockholders as of the record date are being furnished copies of this Information Statement.  This Information Statement is first being mailed or furnished to our stockholders on or about January 17, 2017.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

Q. Why did I receive this Information Statement?

A. The Exchange Act and the DGCL require us to provide you with information regarding the Note Financing, even though your vote is neither required nor requested to approve the Note Financing.

Q. Why am I not being asked to vote to approve the Note Financing?

A. The Board unanimously adopted and approved the Note Financing and determined that the Note Financing is advisable and in our best interests and in the best interests of our stockholders. The Note Financing has also been approved by the written consent of the Majority Stockholders. Such approval is sufficient under the DGCL, and no further approval by our stockholders is required. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q. What do I need to do now?

A. Nothing. This Information Statement is provided to you solely for your information and does not require or request you to do anything.

FORWARD-LOOKING STATEMENTS

This Information Statement contains or incorporates both historical and “forward-looking” statements. Words such as “anticipates,” “believes,” “expects,” “intends,” “future” and similar expressions identify forward-looking statements. Any such forward-looking statements in this Information Statement reflect the current views of the Company with respect to future events and financial performance and are subject to a variety of factors that could cause actual results to differ materially from historical results or from anticipated results expressed or implied by such forward-looking statements. There may be events in the future that cannot be accurately predicted. Examples of these risks include, without limitation:

●	our ability to successfully integrate the business of Zone Technologies, Inc., which we acquired on November 9, 2016, with our business;

●	our capital requirements and whether or not we will be able to raise capital when we need it;

●	changes in local, state or federal regulations that will adversely affect our business;

●	our ability to retain our existing clients and market and sell our services to new clients;

●	whether we will continue to receive the services of certain officers and directors;

●	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

●

our ability to effectively react to other risks and uncertainties described from time to time in our SEC filings, such as fluctuation of quarterly financial results, reliance on third party consultants, litigation or other proceedings and stock price volatility; and

●	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

The forward-looking statements are not guarantees of future performance, events or circumstances, and actual results may differ materially from those contemplated by the forward-looking statements. Forward-looking statements speak only as of the date of this Information Statement (or such earlier date as may be specified herein), are based on current assumptions and expectations, and are subject to the factors above, among other things, and involve risks, events, circumstances, uncertainties and assumptions, many of which are beyond our ability to control or predict. You should not place undue reliance on these forward-looking statements. We do not intend to, and do not undertake an obligation to, update these forward-looking statements in the future to reflect future events or circumstances, except as required by applicable securities laws and regulations. For more information, see the section titled “Where You Can Obtain Additional Information” beginning on page 19. The results presented for any period may not be reflective of results for any subsequent period.

You should carefully read and consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf, and all future written and oral forward-looking statements attributable to or about us, the Note Financing, or any other matters, are expressly qualified in their entirety by the foregoing cautionary statements.

Unless we otherwise indicate or unless the context requires otherwise, all references in this Information Statement to “the Company,” “Helios” “we,” “our” and “us” refer to Helios and Matheson Analytics Inc., a Delaware corporation, together with our wholly-owned subsidiaries.

THE NOTE FINANCING

The following does not purport to be a complete description of the Securities Purchase Agreement, the Senior Secured Convertible Notes, the Investor Note, the Registration Rights Agreement, the Security and Pledge Agreement, the Guaranty, the Voting and Lockup Agreement and the Placement Agent Warrant described in this Information Statement and each is qualified in its entirety by reference to the full text of such document. Such documents are attached as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2016 (the “Current Report”).

Capitalized terms used in the discussion below but not defined are defined in the form of the Senior Secured Convertible Note attached as Exhibit 10.2 to the Current Report.

Securities Purchase Agreement

On December 2, 2016 (the “Closing Date”), pursuant to a Securities Purchase Agreement we entered into on December 1, 2016 with an institutional investor (the “Investor”) and Palladium Capital Advisors LLC (“Palladium”), we sold and issued two Senior Secured Convertible Notes to the Investor, one in the principal amount of $1,820,000 (the “Initial Note”) and the other in the principal amount of $4,900,000 (the “Additional Note”), for an aggregate principal amount of $6,720,000 (each, a “Note” and collectively, the “Notes”) for consideration consisting of (i) a cash payment by the Investor in the amount of $1,100,000 and (ii) a secured promissory note payable by the Investor to us (the “Investor Note”) in the principal amount of $4,900,000 (the “Purchase Price Balance”) (collectively, the “Note Financing”). We intend to use all the proceeds from the sale of the Notes for general corporate purposes of Helios and Zone Technologies, Inc. (“Zone”).

The financing was structured this way in order to comply with the holding period requirements of Rule 144(d)(1)(i) and 144(d)(2) so that shares of common stock issuable upon conversion of the Notes could, absent registration, be resold pursuant to Rule 144(d)(1)(i) commencing six months after the issuance of the Notes, provided that the other requirements of Rule 144 are satisfied, including Rule 144(d)(1)(iii).

Rule 144(d)(1)(iii) provides that the holding period of purchased securities shall not begin until the full purchase price or other consideration is paid or given by the person acquiring the securities from the issuer.

Rule 144(d)(2) provides that giving the issuer a promissory note shall not be deemed full payment of the purchase price unless the promissory note (i) provides for full recourse against the purchaser of the securities, (ii) is secured by collateral, other than the securities purchased, having a fair market value at least equal to the purchase price of the securities purchased, and (iii) shall have been discharged by payment in full prior to the sale of the securities.

The Investor Note (i) states, at Section 6(a), that it is a full recourse obligation of the Investor; (ii) is secured by at least $4.9 million in cash, cash equivalents, any Group of Ten (“G10”) currency and any notes or other securities issued by any G10 country held by the Investor in a bank or brokerage account at Fidelity Investments, as set forth on Schedule I of the Investor Note; and (iii) upon conversion of all or part of the $4.9 million Additional Note into shares of common stock, the Investor will pay the Company an equivalent amount of the balance of the Investor Note in cash, such that the Investor Note shall have been discharged by payment in full as to any shares of common stock to be sold by the Investor prior to such sale. Therefore, pursuant to Rule 144(d)(2), the Investor paid the full purchase price for the Notes on the Closing Date. Accordingly, the holding period of shares of common stock issuable upon conversion of the Convertible Notes will be deemed to have commenced on the Closing Date, pursuant to Rule 144(d)(3)(ii).

Assuming that we meet the requirements of a mandatory prepayment event, as described below under the heading “Investor Note”, we expect to receive the full Purchase Price Balance.

If we propose to undertake a subsequent offering of our securities, subject to certain customarily exempt securities, at any time on or prior to the later of (x) the date the Notes held by the Investor are no longer outstanding and (y) the second anniversary of the Closing Date the Investor will have the right to subscribe for up to 50% of the securities offered.

The Securities Purchase Agreement requires us to reimburse the Investor for all reasonable costs and expenses incurred by the Investor or its affiliates in connection with the structuring, documentation, negotiation and closing of the Note Financing.

Investor Note

The Investor Note will be payable by the Investor on August 2, 2017, which is eight months from the Closing Date. As noted above, the Investor’s obligation to pay the Purchase Price Balance pursuant to the Investor Note is to be secured by $4.9 million, in the aggregate, in cash, cash equivalents, any G10 currency and any notes or other securities issued by any G10 country belonging to the Investor and provides for full recourse against the Investor in the event of a default from the failure of the Investor to pay the principal and interest when due or as a result of either a court entering a decree or order, or the Investor filing a petition or being the subject of an involuntary petition, under any applicable bankruptcy, insolvency or other similar law. We will receive a payment of principal and interest upon each voluntary or mandatory prepayment of the Investor Note. On or after December 31, 2016 (or earlier if we permit), the Investor may, at its option and at any time, voluntarily prepay the Investor Note, in whole or in part. The Investor Note is also subject to mandatory prepayment, in whole or in part, upon the occurrence of one or more of the following mandatory prepayment events:

(1) Mandatory Prepayment upon Conversion of Initial Note – At any time the Investor has converted $1,820,000 or more in principal amount of the Initial Note, the Investor will be required to prepay the Investor Note, on a dollar-for-dollar basis, for each subsequent conversion of the Additional Note.

(2) Mandatory Prepayment upon Mandatory Prepayment Notices – We may require the Investor to prepay the Investor Note by delivering a mandatory prepayment notice to the Investor, subject to (i) the satisfaction of certain Equity Conditions, as defined in the Notes, and (ii) the Investor’s receipt of a valid written notice by us electing to effect a mandatory conversion of Restricted Principal (defined as $4.9 million of the principal amount of the Notes), not in excess of the Maximum Mandatory Share Amount or the Maximum Mandatory Conversion Amount (each as defined below under the heading “Conversion of the Notes”).

The Investor Note also contains certain optional offset rights of the Company and the Investor which, if exercised, would reduce the amount outstanding under the Notes and the Investor Note by the same amount and, accordingly, the cash proceeds received by us from the Investor pursuant to the Note Financing.

Placement Agent Warrant

On the Closing Date, we issued a 5-year warrant (the “Placement Agent Warrant”) to Palladium as partial payment for its placement agent services. The Placement Agent Warrant allows Palladium to purchase 22,000 shares (the “Warrant Shares”) of our Common Stock at an exercise price of $4.54. If, after the first anniversary of the Closing Date, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by Palladium, then the Placement Agent Warrant may also be exercised, in whole or in part, by means of a “cashless exercise”. The Placement Agent Warrant may not be exercised if, after giving effect to the exercise Palladium, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the issuance of the Warrant Shares. Upon not less than 61 days’ prior notice to us, Palladium may increase or decrease the ownership limitation, provided that the ownership limitation in no event exceeds 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the issuance of the Warrant Shares.

The Notes

Principal Amount

The aggregate principal amount of the Notes is $6,720,000.

Maturity Date

Unless earlier converted or redeemed, the Notes mature 8 months from the Closing Date.

Interest and Payment of Interest

The Notes bear interest at a rate of 6% per annum, subject to an increase to 12% during the first 30 days following the occurrence and continuance of an Event of Default and to 18% thereafter. Interest on the Notes will be payable in arrears commencing on January 1, 2017 and quarterly thereafter, beginning on April 1, 2017 and, so long as the Equity Conditions have been satisfied, may be paid in shares of Common Stock at our option. We may also elect to pay interest in whole or in part in cash. Interest on the Notes is computed on the basis of a 360-day year and twelve 30-day months.

Conversion of the Notes

The Investor may, at any time, elect to convert the Notes into shares of our Common Stock at the Conversion Price, subject to certain beneficial ownership limitations described below. The “Conversion Price” is defined as $4.45 (subject to proportionate adjustment for stock splits, dividends and combinations). The Company may, with the consent of the Investor, reduce the Conversion Price to any amount equal to or greater than the Floor Price ($4.00) for any period of time deemed appropriate by the Company’s Board of Directors.

Alternatively, the Investor may, at any time, elect to convert the Notes into shares of our Common Stock at the Alternate Conversion Price instead of the Conversion Price, subject to certain beneficial ownership limitations described below. The “Alternate Conversion Price” is defined as the lowest of (i) the Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, (ii) $4.00 for the Initial Note (subject to proportionate adjustment for stock splits, dividends and combinations), and (iii) the greater of (I) the Floor Price ($4.00) and (II) 85% of the quotient of (x) the sum of the volume weighted average price (“VWAP”) of our Common Stock for each of the five consecutive trading days ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice, divided by (y) 5, for the Additional Note.

We expect that, if and to the extent the Investor elects to convert the Initial Note, the Investor will elect to convert the Initial Note at the applicable Alternate Conversion Price of $4.00 per share, unless the Company has, with the consent of the Investor, reduced the Conversion Price to a price lower than $4.00 per share.

We expect that, if and to the extent the Investor elects to convert the Additional Note, the Investor will elect to convert the Additional Note at the applicable Alternate Conversion Price if the preceding 5-trading day average VWAP of our Common Stock is less than the Conversion Price ($4.45) (unless the Company has, with the consent of the Investor, reduced the Conversion Price to a price lower than $4.00 per share), whereas we expect that the Investor will convert the Additional Note at the Conversion Price ($4.45) if the preceding 5-trading day average VWAP of our Common Stock is equal to or greater than the Conversion Price ($4.45). Accordingly, in the case of voluntary conversions of the Additional Note by the Investor, in effect, the Conversion Price serves as the ceiling price and the applicable Alternate Conversion Price serves as the floor price at which the Additional Notes will be converted.

If the Equity Conditions are satisfied, we may require the holder of the Notes to convert all or any part of the Notes, up to the Maximum Mandatory Share Amount and the Maximum Mandatory Conversion Amount (each, a “Mandatory Conversion”). If on the fifth trading day immediately following a Mandatory Conversion Date and on each fifth trading day thereafter through and including the fifteenth trading day immediately following such Mandatory Conversion Date (each, a “True-Up Date”) the True-Up Price is less than the applicable Mandatory Conversion Price, we must deliver to the holder of the Notes an additional number of shares of Common Stock equal to the difference between the number of shares of Common Stock delivered to the holder as a result of the Mandatory Conversion and the number of shares determined by dividing the principal, interest and late charges converted by the True-Up Price. The “True-Up Price” is defined as 85% of the lowest VWAP of our Common Stock on the trading day with the lowest VWAP during the 15 consecutive trading days following the Mandatory Conversion.

“Mandatory Conversion Date” means the third trading day following the delivery by us of a Mandatory Conversion Notice.

“Mandatory Conversion Price” means, with respect to any Mandatory Conversion that price which shall be the lowest of (i) the Conversion Price as in effect on the applicable Mandatory Conversion Date, (ii) 80% the sum of (A) the VWAP of our Common Stock for each of the 3 trading days with the lowest VWAP of our Common Stock during the 20 consecutive trading day period ending on and including the trading day immediately prior to the applicable Mandatory Conversion Date by (B) 3.

“Maximum Mandatory Share Amount” with respect to any Mandatory Conversion Date means 100% of the quotient of (x) the sum of the composite aggregate daily share trading volume of our Common Stock for each trading day during the 5 trading day period ending and including the trading day immediately prior to the applicable Mandatory Conversion Notice Date, divided by (y) 5.

“Maximum Mandatory Conversion Amount” with respect to any Mandatory Conversion Date means the difference of (x) $500,000 less (y) the sum of each Conversion Amount converted under the applicable Note during the 5 trading day period ending and including the applicable Mandatory Conversion Date.

Beneficial Ownership Limitations on Conversion and Issuance

In addition to the conversion limitations described above, the Notes may not be converted and shares of our Common Stock may not be issued under the Notes if, after giving effect to the conversion or issuance, the applicable holder of a Note together with its affiliates would beneficially own in excess of 9.99% of our outstanding shares of Common Stock. At the Investor’s option, the ownership limitation blocker may be raised or lowered to any other percentage not in excess of 9.99%, as applicable, except that any raise will only be effective upon 61-days’ prior notice to us.

Redemption of the Note

Provided there has been no Equity Conditions Failure, we have the right to redeem all, but not less than all, of the amounts remaining unpaid under the Notes. The portion of the Notes subject to redemption can be redeemed by us in cash at a price equal to 115% of the amount being redeemed. In the event of a Change of Control, the Investor may require us to redeem the Notes in cash at the Change of Control Redemption Price (as defined in the Notes).

Events of Default

The Notes contain standard and customary Events of Default including but not limited to: (i) failure to register our Common Stock within certain time periods or failure to keep the registration statement effective as required by the Registration Rights Agreement; (ii) failure to maintain the listing of our Common Stock; (iii) failure to make payments when due under the Notes; (iv) breaches of covenants and (iv) bankruptcy or insolvency.

Following an Event of Default, the Investor may require us to redeem all or any portion of the Notes. The redemption amount may be paid in cash or with shares of our Common Stock, at the election of the Investor, at a price equal to the Event of Default Redemption Price.

We must immediately redeem the Notes in cash upon the occurrence of a Bankruptcy Event of Default.

The Event of Default Redemption Price will be computed as a price equal to the greater of (i) 125% of the principal, interest and late charges to be redeemed and (ii) the product of (X) the principal, interest and late charges to be redeemed divided by the Conversion Price multiplied by (Y) the product of (1) 125% multiplied by (2) the greatest Closing Sale Price of our Common Stock on any trading day during the period commencing on the date preceding such Event of Default and ending on the date we make the entire payment required to be made under the Note.

In addition, following an Event of Default, the holder of the Notes will have the right to convert the Notes at the “Alternate Conversion Event of Default Price” which means, with respect to any Alternate Conversion, that price which shall be the lowest of (i) the Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) 75% of the lowest VWAP of our Common Stock for each of the 30 consecutive trading days ending and including the trading day of delivery or deemed delivery of the applicable Conversion Notice.

Fundamental Transactions

The Notes prohibit us from entering into specified transactions involving a change of control unless the successor entity, which must be a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, as defined in the Notes, assumes in writing all of our obligations under the Notes.

New Debt and the Payment of Dividends

With the exception of Permitted Indebtedness we have agreed that for a period of 90 days following payment in full of the Notes, we will not incur any other debt. Until the 91st calendar day after no Notes remain outstanding, neither we nor our subsidiaries may directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of our capital stock.

Tax Effect of Original Issue Discount on the Investor

The holder of a debt instrument that is issued with an original issue discount, or OID, must include part of the OID in gross income in each taxable year that the debt instrument is held, even though the OID is not paid until maturity. The discount is additional taxable interest to the holder. However, OID rules do not apply to short term obligations with a term of l year or less.

Security and Pledge Agreements and Guaranty

On the Closing Date, we and our wholly-owned subsidiaries, Zone Technologies, Inc. (“Zone”) and HMNY Zone Loan LLC, each entered into a Security and Pledge Agreement in favor of the Investor as Collateral Agent. Pursuant to such Security and Pledge Agreements, the Notes are secured by a perfected first priority security interest in all of the assets of the Company, Zone and HMNY Zone Loan LLC, subject to Permitted Liens.

Zone and HMNY Zone Loan LLC also provided a Guaranty to the Investor as Collateral Agent whereby they guarantee the punctual payment of all obligations that accrue after the commencement of any insolvency proceeding of the Company, whether or not the payment of such obligations are enforceable or allowable in the insolvency proceeding, and all fees, interest, premiums, penalties, causes of actions, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Note Financing documents, and agree to pay any and all costs and expenses (including counsel fees and expenses) incurred by the Collateral Agent in enforcing any rights under the Guaranty or any other Note Financing document.

Registration Rights Agreement

Under the terms of a Registration Rights Agreement we entered into with the Investor on the Closing Date, we will be required to register for resale the shares of Common Stock that are issuable upon conversion of the Notes, additional shares that could be used as payment of monthly interest plus an additional number of shares so that the total number of shares of Common Stock registered equals 125% of the sum of the maximum number of shares issuable upon conversion of the Notes. The Registration Rights Agreement requires us to file the registration statement within 30 days after the Closing Date and to have the registration statement declared effective 90 days after the Closing Date (or 120 days after the Closing Date if the registration statement is subject to review by the Securities and Exchange Commission).

The Registration Rights Agreement provides for the payment of liquidated damages of 1.5% of the product of (x) the number of shares of Common Stock required by the Registration Rights Agreement to be included in the registration statement and (y) the Closing Sale Price as of the trading day immediately prior to the date a Registration Delay Payment, defined as the failure to file the registration statement in the time required, the failure to have the registration statement declared effective in the time required, the failure to maintain the effectiveness of the registration statement or the failure to keep current public information in the marketplace.

We are required to keep the registration statement effective (and the prospectus contained therein available for use) pursuant to Rule 415 for resales on a delayed or continuous basis at then-prevailing market prices at all times until the earlier of (i) the date as of which the holders of the Notes may sell all of the Common Stock issuable pursuant thereto without restriction pursuant to Rule 144 or (ii) the date on which all of the Common Stock covered by the registration statement shall have been sold.

Voting and Lockup Agreement

As a condition to closing the Note Financing, the Majority Stockholders were required to execute a Voting and Lockup Agreement with us. Pursuant to the Voting and Lockup Agreement, the Majority Stockholders agreed to vote in favor of the issuance of the Notes and the Common Stock into which the Notes can be converted. The Voting and Lockup Agreement also requires that, for a period beginning on the Closing Date and ending on the initial date when all of the principal outstanding under the Notes issued to the Investor consists of Restricted Principal thereunder, they will not (i) dispose of or agree to dispose of, directly or indirectly, any of our securities, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of ours owned directly by the Majority Stockholders (including holding as a custodian) or (iii) permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, or limitation on the Majority Stockholders’ voting rights, charge or other encumbrance of any nature with respect to the Majority Stockholders’ securities in the Company or (iv) engage in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Majority Stockholders’ securities in the Company or (v) directly or indirectly initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing.

ACTION BY OUR BOARD OF DIRECTORS AND MAJORITY STOCKHOLDERS

In accordance with the DGCL, the Board adopted resolutions approving the Note Financing at a meeting held on December 2, 2016. The Majority Stockholders approved the Note Financing pursuant to a written consent dated December 1, 2016.

In order to obtain the approval of the Note Financing by our stockholders, we could have convened a special meeting of our stockholders. However, Section 228(a) of the DGCL and Article II, Section 10 of our bylaws provides that any action that may be taken at any annual or special meeting of our stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to take such action.  To eliminate the costs and management time involved in holding a special meeting and obtaining proxies, and so that we could effect approval of the Note Financing as early as possible, we elected to utilize the written consent of the Majority Stockholders.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the record date with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Exchange Act) who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and by all of our directors and executive officers as a group. On the record date, we had 4,874,839 shares of Common Stock outstanding. The address of each of our directors and executive officers is Empire State Building, 350 Fifth Avenue, New York, New York 10118.

Name	Number of Shares of Common Stock(1)	Percentage of Class of Voting Power
Officers and Directors

Parthasarathy (Pat) Krishnan	38,312	*
Theodore Farnsworth	1,740,000	35.7%
All officers and directors	1,778,312	36.5%
5% Holders (other than Officers and Directors)

Helios and Matheson Information Technology Ltd. (2)	1,743,040(3)	35.8%

 *Less than 1%.

(1) For purposes of this table, a person is deemed to have “beneficial ownership” of any shares as of a given date (a) which such person has the right to acquire within 60 days after such date, (b) over which such person has voting power or (c) over which such person has investment power, including disposition power. For purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security which such person has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) The address of Helios and Matheson Information Technology Ltd. is Crest No. 04-01, Ascendas International Technology Park, Taramani, Chennai, India.

(3) Includes 885,891 shares of Common Stock owned by Helios and Matheson, Inc., a wholly owned subsidiary.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the unaudited consolidated financial statements and related notes included as Annex A to this Information Statement as well as our audited consolidated financial statements for the year ended December 31, 2015 and related notes included as Annex B to this Information Statement. In addition to historical information, the discussion and analysis here and throughout this Information Statement contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements. See the discussion in this Information Statement titled “Forward Looking Statements”.

Overview

We provide high quality information technology (“IT”) consulting solutions, custom application development and analytics services to Fortune 1000 companies and other large organizations. We are headquartered in New York, New York and we have a subsidiary in Bangalore, India.

For the nine months ended September 30, 2016 and September 30, 2015, approximately 95% of our consulting services revenues were generated from clients under time and materials engagements with the remainder generated under fixed-price engagements. We have established standard-billing guidelines for consulting services based on the types of services offered. Actual billing rates are established on a project-by-project basis and may vary from the standard guidelines. We typically bill our clients for time and materials services on a weekly and monthly basis. Arrangements for fixed-price engagements are made on a case-by-case basis. Consulting services revenues generated under time and materials engagements are recognized as those services are provided. Revenues from fixed fee contracts are recorded when work is performed on the basis of the proportionate performance method, which is based on costs incurred to date relative to total estimated costs.

Our most significant operating cost is our personnel cost, which is included in cost of revenues. For the nine months ended September 30, 2016 and 2015, gross margin was 30.1% and 26.8% respectively.

We actively manage our personnel utilization rates by monitoring project requirements and timetables. Our utilization rate for the three months ending September 30, 2016 and September 30, 2015 was approximately 98% and 99% respectively. As projects are completed, consultants either are re-deployed to new projects at the current client site or to new projects at another client site or are encouraged to participate in training programs in order to expand their technical skill sets.

Our goal is to realize consistent growth and competitive advantage through the following strategic initiatives:

Expand Existing Client Market Share. We are endeavoring to expand our penetration and market share within our existing client base through client focused sales and marketing initiatives allowing us to offer existing clients a broad suite of technology and analytics services.

Expand Client Base. One of our goals is to expand our client base, particularly in the financial services sector. We are endeavoring to broaden the geography of our client base by offering services to many of our existing clients in their offices outside New York and New Jersey and using such contacts as a gateway into new geographies. During the second quarter of 2016, we began working with credit unions in Silicon Valley, California to transform their current systems to include data analytics and insights that will enhance the customer experience and modernize their legacy systems. We are also working with Terafina to implement an Omni Channel Sales and Service platform for the largest credit union in southeastern Washington state to help grow the credit union’s membership and enhance its relationships with its existing members.

Global Delivery. We are dedicated to providing a flexible delivery model to our clients, which allows for dynamically configurable “right shoring” of service delivery based on each client’s needs.

Operational Efficiency. We keep a tight rein on discretionary expenditures and selling, general and administrative expenses to enhance our competitiveness.

Merger with Zone Technologies, Inc. Through the merger with Zone, discussed below, we intend to leverage our artificial intelligence capabilities and deep learning and analytics expertise to enable RedZone Maps, a fully functioning app available in the App Store, to further enhance and expand its crime mapping capabilities globally. We believe that integrating our technology with RedZone Maps will allow for a faster, more accurate and more precise mapping application. We intend to employ the latest tools to ingest crime data and to classify, normalize and unify the data as single source of truth (SSOT) to be analyzed using deep machine learning and artificial intelligence techniques to generate context related signals and draw insights.

Recent Developments

Merger with Zone Technologies, Inc.

On November 9, 2016 we completed our previously disclosed merger with Zone pursuant to the Agreement and Plan of Merger, as amended, entered into by the Company, Zone Acquisition, Inc. and Zone.

On that date we issued 1,740,000 shares of our Common Stock as merger consideration, which represented an exchange ratio of 0.174 shares of our Common Stock for each share of Zone common stock outstanding, and Zone Acquisition, Inc., our wholly-owned subsidiary, was merged into Zone, with Zone surviving the merger as our wholly-owned subsidiary.

Zone is the developer of the proprietary RedZone Maps, a GPS-driven, real-time crime and navigation map application the goal of which is to enhance personal safety worldwide by providing users with real time crime data and a platform for alerting other users to criminal and other safety related occurrences in a navigation map format. Zone’s mapping lets users be pro-active when traveling, allowing them to enter a number of different cautionary items such as traffic problems, police sightings, road hazards, accidents and road closures. It also allows users to report a crime and to video upload live incidents.

Zone’s business model has four components. The first component is user access to public safety information. Zone’s goal is to enhance the personal safety of its users by providing crime data to anyone using a mobile or stationary mapping application for navigation. Zone also provides tools for examining such things as neighborhoods for possible relocation, schools to attend, travel planning and lodging selection. The second component, when implemented, will provide enterprise business solutions, such as choosing a route for trucking and delivery services based on crime mapping analytics. The third component, when implemented, will be geared towards providing law enforcement agencies with tools to better understand crime patterns and to engage with their jurisdiction(s) more meaningfully. The fourth component, when implemented, will be to work with governmental agencies using advanced mapping and geo-fencing for counter-terrorism efforts.

Sale of Senior Secured Convertible Notes

On September 7, 2016, we sold and issued Senior Secured Convertible Notes (the “September 2016 Notes”) to the Investor and Palladium in the aggregate principal amount of $4,381,075 for consideration consisting of (i) a cash payment by the Investor in the amount of $1,000,000 together with a secured promissory note payable by the Investor in the principal amount of $3,000,000. Palladium accepted a Note in the principal amount of $80,000 as payment for the cash portion of its commission in that amount owed by the Company. The principal amount of the September 2016 Notes included an original issue discount of $301,075. In addition to issuing a September 2016 Note to Palladium, we issued a 5-year warrant as partial payment for its placement agent services. The warrant allows Palladium to purchase 9,908 shares of our common stock at an exercise price of $9.36 per share.

As of the record date and the date of this Information Statement, the Investor has converted a total of $3,969,075 in principal and $46,282.53 in accrued interest under the September 2016 Notes into an aggregate of 804,401 shares of our Common Stock. We have also paid $1,660 of interest under the September 2016 Notes in cash. There remains registered for resale pursuant to the Company’s Registration Statement on Form S-3 (file number 333-213775), which the Commission declared effective on October 24, 2016, a total of 628,009 shares of our Common Stock that may be issued pursuant to the September 2016 Notes. We received $4,000,000 in gross proceeds from the sale of the September 2016 Notes. The Investor paid $1,000,000 in cash on September 7, 2016 and made the following prepayments in accordance with the terms of the $3,000,000 promissory note: $1,000,000 on October 25, 2016; $1,100,000 on November 16, 2016; and $900,000 on December 2, 2016.

In conjunction with this transaction, we entered into a Registration Rights Agreement with the Investor and we and our subsidiary, HMNY Zone Loan LLC, each entered into a Security and Pledge Agreement in favor of the Investor as Collateral Agent. HMNY Zone Loan LLC also provided a Guaranty to the Investor as Collateral Agent.

The foregoing discussion is not complete and is qualified in its entirety by reference to the Current Report on Form 8-K we filed with the Commission on September 8, 2016.

On November 15, 2016 (the “Execution Date”), we and the Investor agreed to reduce the Conversion Price, defined as $8.075, of $1 million in aggregate principal amount of the September 2016 Notes to (A) with respect to $100,000 in aggregate principal amount of the September 2016 Note converted on the Execution Date and any conversions occurring on November 16, 2016, $4.51 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) and (B) thereafter, with respect to the remaining September 2016 Note then outstanding, the Alternate Conversion Price, as defined in the September 2016 Notes (except with “80%” replacing “87%” in such definition in the Convertible Notes).

On December 1, 2016, pursuant to our rights under the September 2016 Notes, we executed a written notice to the Investor that we desired the Investor’s consent to permanently lower the Conversion Price to $4.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) (the “Conversion Price Reduction”), effective upon the Investor’s voluntary prepayment to the Company of the remaining $900,000 principal balance of the September 2016 Note in one lump sum (the “Investor Prepayment”), which we received on December 2, 2016.

The Letter Agreement also provides that if any of the September 2016 Notes remain outstanding as of January 15, 2017, we will irrevocably deliver either a Mandatory Conversion Notice or a Company Optional Redemption Notice (each as defined under the September 2016 Notes), at the Company’s option, to each holder of the September 2016 Notes then outstanding (with a request to waive any Equity Conditions Failure (as defined under the September 2016 Notes)) with respect to the then remaining principal amount of the September 2016 Notes plus interest thereon and any other amounts then outstanding under the September 2016 Notes. In the event we elect to deliver a Mandatory Conversion Notice, the conversion price will be equal to the Mandatory Conversion Price (as defined in the September 2016 Notes). In the event we elect to deliver a Company Optional Redemption Notice, the redemption price will be equal to 110% of the amount being redeemed, (i) payable in cash in the case of the September 2016 Note held by the Investor and, (ii) in the case of the September 2016 Note held by Palladium in the principal amount of $80,000 (the “Palladium Note”), at our election, payable in cash or by exchange of the Palladium Note for an unsecured note in the same amount and otherwise in substantially the same form as the Palladium Note.

Loans made to Zone

On September 7, 2016 and October 25, 2016, Zone executed promissory notes in the amounts of $750,000 and $383,305, respectively, in favor of HMNY Zone Loan LLC, our wholly-owned subsidiary. The promissory notes are secured by a first priority lien on all of Zone’s assets pursuant to the Security and Pledge Agreement, dated as of September 7, 2016, between Zone and HMNY Zone Loan LLC.

Change in Controlled Company Status

Following the Merger, we ceased to be a Controlled Company, as defined in Rule 5615(c)(1) of the rules of The Nasdaq Stock Market.

Critical Accounting Policies

The methods, estimates and judgments we use in applying our most critical accounting policies have a significant impact on the results we report in our consolidated financial statements. We evaluate our estimates and judgments on an on-going basis. Estimates are based on historical experience and on assumptions that we believe to be reasonable under the circumstances. Our experience and assumptions form the basis for our judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may vary from what is anticipated and different assumptions or estimates about the future could change reported results. We believe the following accounting policies are the most critical to us, in that they are important to the portrayal of our financial statements and they require the most difficult, subjective or complex judgments in the preparation of our consolidated financial statements.

Revenue Recognition

Consulting revenues are recognized as services are provided. We primarily provide consulting services under time and material contracts, whereby revenue is recognized as hours and costs are incurred. Customers for consulting revenues are billed on a weekly, semi-monthly or monthly basis. Revenues from fixed fee contracts are recorded when work is performed on the basis of the proportionate performance method, which is based on costs incurred to date relative to total estimated costs. Any anticipated contract losses are estimated and accrued at the time they become known and estimable. Revenues from recruitment process outsourcing, or RPO, services are recorded when the service is performed. Unbilled accounts receivables represent amounts recognized as revenue based on services performed in advance of customer billings. Revenue from sales of software licenses is recognized upon delivery of the software to a customer because future obligations associated with such revenue are insignificant.

Allowance for Doubtful Accounts

We monitor our accounts receivable balances on a monthly basis to ensure that they are collectible. On a quarterly basis, we use our historical experience to accurately determine our accounts receivable reserve. Our allowance for doubtful accounts is an estimate based on specifically identified accounts as well as general reserves. We evaluate specific accounts where we have information that the customer may have an inability to meet its financial obligations. In these cases, management uses its judgment, based on the best available facts and circumstances, and records a specific reserve for that customer, against amounts due, to reduce the receivable to the amount that is expected to be collected. These specific reserves are re-evaluated and adjusted as additional information is received that impacts the amount reserved. We also establish a general reserve for all customers based on a range of percentages applied to aging categories. These percentages are based on historical collection and write-off experience. If circumstances change, our estimate of the recoverability of amounts due to us could be reduced or increased by a material amount. Such a change in estimated recoverability would be accounted for in the period in which the facts that give rise to the change become known.

Derivative Instruments

We evaluate our convertible notes and warrants to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with Paragraph 815-10-05-4 of the FASB Accounting Standards Codification and Paragraph 815-40-25 of the Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statements of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities are classified in the balance sheet as current or non-current to correspond with its host instrument.

We mark to market the fair value of the remaining embedded derivative warrants at each balance sheet date and record the change in the fair value of the remaining embedded derivative warrants as other income or expense in the statements of operations.

We utilize the lattice binomial model that values the liability of the debt conversion feature derivative financial instruments and derivative warrants based on a probability of a down round event. The reason we selected the lattice binomial model is that in many cases there may be multiple embedded features or the features of the bifurcated derivatives may be so complex that a Black-Scholes valuation does not consider all of the terms of the instrument. Therefore, the fair value may not be appropriately captured by simple models. In other words, simple models such as Black-Scholes may not be appropriate in many situations given the complex features and terms of conversion option (e.g., combined embedded derivatives). The lattice binomial model is based on future projections of the various potential outcomes. The features that are analyzed and incorporated into the model include the exercise and full reset features. Based on these features, there are two primary events that can occur; the holder exercises the derivative instrument or the derivative instrument is held until it expires. The binomial model analyzes the underlying economic factors that influence which of these events would occur, when they are likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, exercise price, volatility, etc.). Projections are then made on the underlying factors which lead to potential scenarios. Probabilities are assigned to each scenario based on management projections. A discounted weighted average cash flow over the various scenarios is completed to determine the value of the derivative instrument.

Valuation of Deferred Tax Assets

Deferred tax assets are reduced by a valuation allowance when, in our opinion, it is more likely than not that some portion or all of the deferred tax assets will not be realized. We assess the recoverability of deferred tax assets at least annually based upon our ability to generate sufficient future taxable income and the availability of effective tax planning strategies.

Stock Based Compensation

We use the modified prospective application method as specified by the FASB whereby compensation cost is recognized over the remaining service period based on the grant-date fair value of those awards as calculated for pro forma disclosures as originally issued.

Results of Operations for the Three and Nine Months ended September 30, 2016 and 2015

The following table sets forth the percentage of revenues of certain items included in our Statement of Operations and Comprehensive Loss:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenues	100%	100%	100%	100%
Cost of revenues	65.7%	69.7%	69.9%	73.2%
Gross profit	34.3%	30.3%	30.1%	26.8%
Operating expense	43.2%	27.0%	37.1%	24.0%
(Loss)/Income from operations	(8.9)%	3.3%	(7.1)%	2.8%
Allowance for assets	0.0%	(95.3)%	0.0%	(31.8)%
Other income/(expense)	44.6%	0.1%	(13.6% )	0.1%
Income tax	0.2%	0.1%	0.7%	0.1%
Net (loss)/income	(53.7)%	(92.0)%	(21.4)%	(29.0)%

Comparison of the Three Months Ended September 30, 2016 to the Three Months Ended September 30, 2015

Revenues. Revenues for the three months ended September 30, 2016 and September 30, 2015 were approximately $1.72 million and $2.5 million respectively. The decrease was primarily attributable to a decrease in the number of onshore consultants, who are billed at a higher hourly rate, and also due to the termination, in May 2016, of a contract for delivery of offshore services with one of our major clients.

Gross Profit. The resulting gross profit for the three months ended September 30, 2016 was $590,424 as compared to $746,106 for the three months ended September 30, 2015. As a percentage of total revenues, gross margin for the three months ended September 30, 2016 was 34.3% compared to 30.3% for the three months ended September 30, 2015. The increase in gross margin percentage was due to an increase in high margin consulting and fixed price project revenue.

Operating Expenses. Operating expenses are comprised of selling, general and administrative expenses and depreciation and amortization. Operating expenses for the three months ended September 30, 2016 were $743,781 as compared to $664,437 for the same period in 2015. The increase in SG&A expenses for the period resulted from an increase in professional services, certification fees and expenses incurred by the subsidiary based in India.

Taxes. Tax provisions for the three months ended September 30, 2016 and September 30, 2015 were $3,000 and are comprised exclusively of minimum state taxes.

Net Loss. As a result of the above, we had a net loss of ($923,670) or ($0.40) per basic and diluted share for the three months ended September 30, 2016 as compared to net loss of approximately ($2.3 million) or ($0.97) per basic and diluted share for the three months ended September 30, 2015. Our loss for the three months ended September 30, 2015 resulted from the decision to provide for a reserve in our September 30, 2015 financial statements in the amount of $2.344 million due to an uncertainty relating to the ability of Helios and Matheson Information Technology Ltd. (“HMIT”), formerly our parent, to immediately (i) return the security deposit, in the amount of $2 million, held by HMIT in connection with the Memorandum of Understanding we entered into with HMIT in September 2010, and (ii) pay approximately $344,000 in reimbursable expenses and advances relating to our operations in India and the Professional Services Agreement we entered into with HMIT in August 2014.

Comparison of the Nine Months Ended September 30, 2016 to the Nine Months Ended September 30, 2015

Revenues. Revenues for the nine months ended September 30, 2016 were approximately $5.6 million compared to $7.4 million for the nine months ended September 30, 2015. The decrease was primarily attributable to a decrease in the number of onshore consultants, who are billed at a higher hourly rate, and also due to the termination, in May 2016, of a contract for delivery of offshore services with one of our major clients.

Gross Profit. Gross profit for the nine months ended September 30, 2016 was approximately $1.7 million as compared to approximately $2.0 million for the nine months ended September 30, 2015. As a percentage of total revenues, gross margin for the nine months ended September 30, 2016 was 30.1% compared to 26.8% for the nine months ended September 30, 2015. The increase in gross margin percentage was due to an increase in high margin consulting and fixed price project revenue.

Operating Expenses. Operating expenses are comprised of selling, general and administrative expenses and depreciation and amortization. Operating expenses for the nine months ended September 30, 2016 and nine months ended September 30, 2015 were approximately $2.08 million and $1.77, million respectively. The increase in SG&A expenses for the period resulted from an increase in professional services, merger related expenses and expenses incurred by the subsidiary based in India.

Taxes. Tax provisions for the nine months ended September 30, 2016 and September 30, 2015 were $37,247 and $9,000, respectively. Tax for the period ended September 30, 2016 was comprised of minimum state taxes and a provision for tax in respect of taxes incurred by our Indian subsidiary. Tax for the period ended September 30, 2015 was comprised of minimum state taxes.

Net Loss. As a result of the above, we had a net loss of ($1,198,325) or ($0.51) per basic and diluted share for the nine months ended September 30, 2016 compared to net loss of approximately ($2.14 million) or $(0.92) per basic and diluted share for the nine months ended September 30, 2015. Our loss for the nine months ended September 30, 2015 resulted from the decision to provide for a reserve in our September 30, 2015 financial statements in the amount of $2.344 million due to an uncertainty relating to the ability of HMIT to immediately (i) return the security deposit, in the amount of $2 million, held by HMIT in connection with the Memorandum of Understanding we entered into with HMIT in September 2010, and (ii) pay approximately $344,000 in reimbursable expenses, and advances relating to our operations in India and the Professional Services Agreement we entered into with HMIT in August 2014.

Results of Operations for the Years ended December 31, 2015 and 2014

The following table sets forth the percentage of revenues of certain items included in our Statement of Operations:

	Year Ended December 31,
	2015	2014

Revenues	100%	100%
Cost of revenues	71.8%	79.6%
Gross profit	28.2%	20.4%
Operating expense	28.7%	22.1%
(Loss)/Income from operations	(0.5% )	(1.7)%
Other income/(expense)	20.5%	0.0%
Provision for income taxes	0.7%	0.0%
Net (loss)/income	(21.7% )	(1.7)%

Comparison of Year Ended December 31, 2015 to Year Ended December 31, 2014

Revenues. Our revenues decreased by approximately $0.9 million or 8.5% from approximately $10.6 million for the twelve months ended December 31, 2014 to approximately $9.7 million for the twelve months ended December 31, 2015. We continued to focus on increasing more profitable revenue by leveraging global delivery (increased from approximately $0.9 million in 2014 to approximately $2.3 million in 2015) and decreased our focus on short-term onshore technology consulting and other non-core services revenue (decreased from approximately $9.7 million in 2014 to approximately $7.4 million in 2015).

Gross Profit. The resulting gross profit for the twelve months ended December 31, 2015 was approximately $2.7 million, an increase of approximately $573,000 or 26.4% from the 2014 comparable period amount of approximately $2.2 million. As a percentage of total revenue, gross margin for the twelve months ended December 31, 2015 and 2014 was approximately 28.2% and 20.4% respectively. The increase in gross margin percentage was due to the increase in higher margin offshore consulting revenue.

Operating Expenses. Operating expenses were comprised of SG&A expenses and depreciation and amortization. For the twelve months ended December 31, 2015 and December 31, 2014 operating expenses were approximately $2.8 million and $2.4 million respectively. Operating expenses for the year ended December 31, 2015 included a reserve created of approximately $0.3 million on account of an amount receivable from HMIT for certain prepaid expenses incurred. We continued to focus on various cost reduction initiatives including, but not limited to, renegotiation with major vendors and process restructuring.

Other Expense. For the twelve months ended December 31, 2015, other expense included a reserve of $2 million relating to a security deposit receivable from HMIT. (See Note 11 to our audited financial statements for the years ended December 31, 2015 and 2014, included as Annex B to this Information Statement.)

Taxes. For the twelve months ended December 31, 2015, we recorded a tax provision of $12,000 for minimum state taxes and provision to return adjustments of ($8,326) from the filing of state and federal tax returns, as compared to a tax provision of $12,000 for minimum state taxes and provision to return adjustments of ($3,459) for the twelve months ended December 31, 2014. In addition, deferred taxes were not impacted by the pre-tax net income since such amounts were fully reserved as of December 31, 2015 and 2014 respectively. In addition we created a provision for tax of $67,571 in respect of taxes of our Indian subsidiary. The total tax provisions for the twelve months ended December 31, 2015 and 2014 were $71,245 and $8,541 respectively.

Loss from Operations. Our loss from operations for the twelve months ended December 31, 2015 and 2014 was approximately $47,000 and $183,000 respectively.

Net Loss. We had a net loss of approximately ($2,110,000) or $(0.91) per basic and diluted share for the twelve months ended December 31, 2015, compared to a net loss of approximately ($178,000) or $(0.08) per basic and diluted share for the twelve months ended December 31, 2014.

Liquidity and Capital Resources

September 30, 2016

Our cash balances were approximately $1.2 million at September 30, 2016 and $900,000 at December 31, 2015. Net cash provided by operating activities for the nine months ended September 30, 2016 was approximately $39,578 compared to ($368,602) of cash used in operating activities for the nine months ended September 30, 2015.

Our accounts receivable, less allowance for doubtful accounts, at September 30, 2016 and at December 31, 2015 were approximately $1.03 million and $1.39 million, respectively, representing 54 days of sales outstanding (“DSO”) respectively. We provided an allowance for doubtful accounts at the end of each of the periods presented. After giving effect to this allowance, we did not anticipate any difficulty in collecting amounts due.

For the nine months ended September 30, 2016 net cash used in investing activities was $749,133 while net cash used in investing activities for the nine months ended September 30, 2015 was $3,129. The increase was primarily attributable to a $750,000 loan made to Zone.

For the nine months ended September 30, 2016 net cash provided by financing activities was $1,000,000; there were no cash flows from financing activities for the nine months ended September 30, 2015.

December 31, 2015

During the twelve months ended December 31, 2015 our revenues declined by approximately 8.5% and we reported a net loss of ($2,110,000) as compared to net loss of ($178,000) during the same period in 2014. The net loss resulted primarily from a reserve created due to uncertainty regarding our ability to recover a security deposit and other amounts from HMIT. (See Note 11 to our audited financial statements for the years ended December 31, 2015 and 2014, included as Annex B to this Information Statement.)

Our cash balances were approximately $0.9 million at December 31, 2015 as compared to $1.2 million at December 31, 2014. Net cash used by operating activities for the twelve months ended December 31, 2015 was approximately $0.3 million as compared to net cash provided by operating activities of approximately $0.8 million for the twelve months ended December 31, 2014.

Our accounts receivable, less allowance for doubtful accounts, at December 31, 2015 and December 31, 2014 were approximately $1.4 million and $1.1 million, respectively, representing 52 days and 38 days of sales outstanding (“DSO”) respectively. We provided an allowance for doubtful accounts at the end of each of the periods presented. After giving effect to this allowance, the Company did not anticipate any difficulty in collecting amounts due.

Our accounts payable and accrued expenses at December 31, 2015 and at December 31, 2014 were approximately $1.1 million and $0.9 million, respectively.

Net cash used in investing activities was $7,478 and $14,249 for the twelve months ended December 31, 2015 and 2014 respectively. During 2015, additions of property and equipment were offset by disposals totaling $0 as compared to $1,248 during 2014.

For the twelve months ended December 31, 2015, cash used by financing activities was $0 as compared to $186,435 for the twelve months ended December 31, 2014. On February 2, 2014 our Board of Directors declared a dividend of $0.08 per share on our Common Stock, amounting to a payout of $186,435.

Off Balance Sheet Arrangements

As of September 30, 2016 and currently, we did not and do not have any off balance sheet arrangements.

Contractual Obligations and Commitments

Our commitments at September 30, 2016 are reflected and further detailed in the Contractual Obligation table located in Note 9 to our unaudited financial statements for the period ended September 30, 2016, included as Annex A to this Information Statement.

Inflation

We have not suffered material adverse effects from inflation in the past. However, a substantial increase in the inflation rate in the future may adversely affect customers’ purchasing decisions, may increase the costs of borrowing or may have an adverse impact on our margins and overall cost structure.

Recent Accounting Pronouncements

In August 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014 15, Presentation of Financial Statements- Going Concern. The Update provides U.S. GAAP guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2013-300-Presentation of Financial Statements (Topic 205): Disclosure of Uncertainties about an Entity’s Going Concern Presumption, which has been deleted. The amendments in this update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. We are currently evaluating the effects of ASU 2014-15 on our consolidated financial statements.

In April 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016–09, “Compensation – Stock Compensation” (topic 718). The FASB issued this update to improve the accounting for employee share-based payments and affect all organizations that issue share-based payment awards to their employees. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The updated guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption of the update is permitted. We are currently evaluating the impact of the new standard.

During January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”). The standard addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. Early adoption is not permitted with the exception of certain provisions related to the presentation of other comprehensive income. The adoption of ASU 2016-01 is not expected to have a material impact on our financial position, results of operations or cash flows.

In February 2016, FASB issued ASU No. 2016–02 “Leases” (topic 842), which creates new accounting and reporting guidelines for leasing arrangements. The new guidance requires organizations that lease assets to recognize assets and liabilities on the balance sheet related to the rights and obligations created by those leases, regardless of whether they are classified as finance or operating leases. Consistent with current guidance, the recognition, measurement, and presentation of expenses and cash flows arising from a lease primarily will depend on its classification as a finance or operating lease. The guidance also requires new disclosures to help financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. The new standard is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, with early application permitted. The new standard is to be applied using a modified retrospective approach. We are currently evaluating the impact of the new pronouncement on our financial statements.

In March 2016, the FASB issued ASU No. 2016-06, “Contingent Put and Call Option in Debt Instruments” (“ASU 2016-06”). ASU 2016-06 is intended to simplify the analysis of embedded derivatives for debt instruments that contain contingent put or call options. The amendments in ASU 2016-06 clarify that an entity is required to assess the embedded call or put options solely in accordance with the four-step decision sequence. Consequently, when a call (put) option is contingently exercisable, an entity does not have to initially assess whether the event that triggers the ability to exercise a call (put) option is related to interest rates or credit risks. The amendments in ASU 2016-06 take effect for public business entities for financial statements issued for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. We do not expect the adoption of ASU 2016–01 to have a significant impact on our financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. We are currently in the process of evaluating the impact of ASU 2016-15 on our consolidated financial statements.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the Commission. We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Commission.  Reports and other information that we file can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates.  The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system.  Copies of such filings may also be obtained by writing to Helios and Matheson Analytics Inc., Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118.

NO DISSENTERS’ RIGHTS

Our stockholders do not have the right to dissent or to receive an agreed or judicially appraised value for their shares of our Common Stock.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, we will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to us at Empire State Building, 350 Fifth Street, Suite 7520, New York, New York 10118, or telephoning us at (212) 979-8228.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call us at, our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer that we mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to us at our principal executive offices.

This Information Statement is provided to the holders of our Common Stock only for information purposes in connection with the actions taken by written consent, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement and the annexes thereto.

By Order of the Board of Directors

ANNEX A – FINANCIAL STATEMENTS FOR THE PERIOD ENDED SEPTEMBER 30, 2016

HELIOS AND MATHESON ANALYTICS INC.
CONDENSED CONSOLIDATED BALANCE SHEET

	September 30,	December 31,
	2016	2015
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,205,068	$898,477
Accounts receivable- less allowance for doubtful accounts of $28,579 at September 30, 2016, and $42,203 at December 31, 2015	1,026,456	1,386,155
Unbilled receivables	66,859	295,473
Prepaid expenses and other current assets	298,897	208,642
Prepaid expenses and other current assets - Related Party - less allowance of $344,041 at September 30, 2016 and December 31, 2015	8,948	8,948
Total current assets	2,606,228	2,797,695
Receivable from Zone Technology	750,000	-
Property and equipment, net	37,539	47,885
Deposits and other assets	59,322	93,197
Total assets	$3,453,089	$2,938,777

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$1,224,298	$1,060,792
Derivative liability – warrants	74,444	-
Total current liabilities	1,298,742	1,060,792
Convertible Notes Payable, net of debt discount of $1,340,038 and $0, respectively	41,037	-
Derivative liability – conversion feature	1,417,504	-
Total liabilities	2,757,283	1,060,792

Shareholders' equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued and outstanding as of September 30, 2016 and December 31, 2015	-	-
Common stock, $.01 par value; 30,000,000 shares authorized; 2,330,438 issued and outstanding as of September 30, 2016 and December 31, 2015	23,304	23,304
Paid-in capital	37,855,740	37,855,740
Accumulated other comprehensive loss - foreign currency translation	(104,566)	(120,712)
Accumulated deficit	(37,078,672)	(35,880,347)
Total shareholders' equity	695,806	1,877,985
Total liabilities and shareholders' equity	$3,453,089	$2,938,777

See accompanying notes to condensed consolidated financial statements.

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HELIOS AND MATHESON ANALYTICS INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$1,720,515	$2,459,393	$5,608,145	$7,366,023
Cost of revenues	1,130,091	1,713,287	3,922,469	5,390,801
Gross profit	590,424	746,106	1,685,676	1,975,222
Operating expenses:
Selling, general & administrative	741,530	661,466	2,073,888	1,762,647
Depreciation & amortization	2,251	2,971	9,478	8,796
	743,781	664,437	2,083,366	1,771,443
Income/(loss) from operations	(153,357)	81,669	(397,690)	203,779
Other income(expense):
Allowance against Security Deposit - related party	-	(2,000,000)	-	(2,000,000)
Allowance for prepaid expenses and other current assets - related party	-	(344,041)	-	(344,041)
Change in fair market value - derivative liabilities	401,703	-	401,703	-
Accretion of debt discount	(41,037)	-	(41,037)	-
Interest expense including financing fees	(244,925)	-	(244,925)	-
Derivative expense	(893,651)	-	(893,651)	-
Interest income	10,597	2,185	14,522	7,737
	(767,313)	(2,341,856)	(763,388)	(2,336,304)
Loss before income taxes	(920,670)	(2,260,187)	(1,161,078)	(2,132,525)
Provision for income taxes	3,000	3,000	37,247	9,000
Net loss	(923,670)	(2,263,187)	(1,198,325)	(2,141,525)
Other comprehensive (loss)/income - foreign currency adjustment	35,686	(35,711)	16,146	(45,899)
Comprehensive loss	$(887,983)	$(2,298,898)	$(1,182,179)	$(2,187,424)

Net loss per share
Basic & Diluted	$(0.40)	$(0.97)	$(0.51)	$(0.92)
Dividend Per share	$-	$-	$-	$-

See accompanying notes to condensed consolidated financial statements.

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HELIOS AND MATHESON ANALYTICS INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended September 30,
	2016	2015
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(1,198,325)	$(2,141,525)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Depreciation and amortization	9,479	8,796
Accretion of debt discount	41,037	-
Derivative expense	893,651
Change in Fair market value - derivative liabilities	(401,703)	-
Allowance against security deposit - related party	-	2,000,000
Allowance for prepaid receivables and other current assets - related party	-	344,041
Provision for doubtful accounts	(13,627)	(18,461)
Changes in operating assets and liabilities:
Accounts receivable	373,326	(361,307)
Prepaid software licenses
Unbilled receivables	228,614	(52,627)
Prepaid expenses and other current assets	(90,255)	(117,843)
Prepaid expenses and other current assets - related party	-	(62,296)
Accounts payable and accrued expenses	(81,419)	67,829
Deposits	33,875	(35,209)
Net cash (used in)/provided by operating activities	39,578	(368,602)
Cash flows provided by/(used in) from investing activities:
Sales of Property and Equipment (net of purchases)	867	(3,129)
Loan to Zone	(750,000)	-
Net cash used in investing activities	(749,133)	(3,129)
Cash flows from financing activities:
Proceeds from note payable	1,000,000	-
Net cash provided by financing activities	1,000,000	-
Effect of foreign currency exchange rate changes on cash and cash equivalents	16,146	(45,899)
Net increase/(decrease) in cash and cash equivalents	306,591	(417,630)
Cash and cash equivalents at beginning of period	898,477	1,225,518
Cash and cash equivalents at end of period	$1,205,068	$807,888

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$-
Cash paid during the period for income taxes - net of refunds	$4,379	$6,770

Non-cash investing and financing activities
Embedded derivative - conversion feature and warrants	$1,893,651	$-
Debt discount on convertible notes	$1,381,075	$-

See accompanying notes to condensed consolidated financial statements

5

HELIOS AND MATHESON ANALYTICS INC.

Notes to Consolidated Financial Statements

(Unaudited)

1)	ORGANIZATION:

Helios and Matheson Analytics Inc. (“Helios and Matheson” or the “Company”) was incorporated in the state of New York in February of 1983 and became a public company in August of 1997. In October of 2009, Helios and Matheson changed its state of incorporation from New York to Delaware. The Company is headquartered in New York, New York and has offices in New York, Bangalore and Chennai, India. The Company provides a wide range of information technology (“IT”) consulting, custom application development and solutions and analytics services to Fortune 1000 companies and other large organizations. The Company supports all major computer technology platforms and supports client IT projects by using a broad range of third-party software applications. The Company now offers its clients an enhanced suite of services of predictive analytics with technology at its foundation enriched by data science.

Recent Events:

Change in Controlled Company Status

Prior to November 9, 2016, the Company met the definition of a “Controlled Company” as defined by Rule 5615(c) of the NASDAQ Rules. A “Controlled Company” is defined in Rule 5615(c) as a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company. Certain NASDAQ requirements do not apply to a “Controlled Company”, including requirements that: (i) a majority of its Board of Directors must be comprised of “independent” directors as defined in NASDAQ’s rules; and (ii) the compensation of officers and the nomination of directors be determined in accordance with specific rules, generally requiring determinations by committees comprised solely of independent directors or in meetings at which only the independent directors are present. On November 9, 2016, the Company’s wholly-owned subsidiary, Zone Acquisition, Inc., merged with and into Zone Technologies, Inc. As a result of the merger, the Company no longer meets the definition of a Controlled Company.

Merger with Zone Technologies, Inc.

On November 9, 2016, the Company completed its previously disclosed merger with Zone Technologies, Inc. (“Zone”) pursuant to the Agreement and Plan of Merger, dated as of July 7, 2016, entered into by the Company, Zone Acquisition, Inc. and Zone, as amended by the Waiver and First Amendment to Agreement and Plan of Merger dated as of August 25, 2016 and the Acknowledgment of Satisfaction of Condition and Second Amendment to Agreement and Plan of Merger, dated as of September 21, 2016.

On the Closing Date the Company issued 1,740,000 shares of the Company’s common stock as merger consideration, which represented an exchange ratio of 0.174 shares of the Company’s common stock for each share of Zone common stock outstanding, and Zone Acquisition, Inc., the Company’s wholly-owned subsidiary, was merged into Zone, with Zone surviving the merger as the Company’s wholly-owned subsidiary.

Zone is the developer of the proprietary “RedZone Map”, a GPS-driven, real-time crime and navigation map application whose goal is to enhance personal safety worldwide by providing users with real time crime data and a platform for alerting other users to criminal and other safety related occurrences in a navigation map format. Zone’s mapping lets users be pro-active when traveling, allowing them to enter a number of different cautionary items such as traffic problems, police sightings, road hazards, accidents and road closures. It also allows users to report a crime and to video upload live incidents.

2)	BASIS OF PRESENTATION:

The accompanying unaudited Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10–Q and Rule 8–03 of Regulation S–X. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America. However, in the opinion of the management of the Company, all adjustments necessary for a fair presentation of the financial position and operating results have been included in these statements. These Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements and notes thereto included in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2015, as filed with the SEC on March 28, 2016. Operating results for the three and nine months ended September 30, 2016 are not necessarily indicative of the results that may be expected for any subsequent quarters or for the year ending December 31, 2016.

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3)	LIQUIDITY AND MANAGEMENT PLANS:

For the three month period ended September 30, 2016, the Company reported a net loss of approximately ($924,000) and for the nine month period ended September 30, 2016, the Company reported a net loss of approximately ($1,198,000); for the three month period ended September 30, 2015, the Company reported net loss of approximately ($2.26 million) and for the nine month period ended September 30, 2015, the Company reported net loss of approximately ($2.14 million). The Company continues to focus on revenue growth by expanding its existing client market share and its client base and by providing a Flexible Delivery Model to clients, which allows for dynamically configurable “right shoring” of service delivery based on client needs. The Company also keeps a tight rein on discretionary expenditures and SG&A, which the Company believes will enhance its competitiveness.

During the nine months ended September 30, 2016, management entered into a securities purchase agreement for the sale and purchase of notes. The Company received gross proceeds of $1,000,000 and a receivable of $3,000,000. Of the $1,000,000, management loaned $750,000 to Zone (See Note 5). On November 9, 2016, management consummated the merger with Zone (See Note 1 Recent Events). In management's opinion, cash flows from operations combined with existing cash on hand will provide adequate flexibility for funding the Company's working capital obligations for the next twelve months.

4)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Use of estimates and assumptions and critical accounting estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(1) Fair value of long–lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long–lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long–lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under–performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

(2) Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry–forwards are offset by a full valuation allowance. Management made this assumption based on (a) the fact that the Company has incurred recurring losses, (b) general economic conditions, and (c) the Company’s ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

(3) Estimates and assumptions used in valuation of equity instruments: Management estimates expected term of financial instruments, expected volatility of the Company’s common shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk free rates to value share options and similar instruments.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

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Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Principles of consolidation

All intercompany transactions and balances have been eliminated.

Derivative Instruments

The Company evaluates its convertible notes and warrants to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with Paragraph 815-10-05-4 of the FASB Accounting Standards Codification and Paragraph 815-40-25 of the Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statements of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities are classified in the balance sheet as current or non-current to correspond with its host instrument.

The Company marks to market the fair value of the remaining embedded derivative warrants at each balance sheet date and records the change in the fair value of the remaining embedded derivative warrants as other income or expense in the statements of operations.

The Company utilizes the lattice binomial model that values the liability of the debt conversion feature derivative financial instruments and derivative warrants based on a probability of a down round event. The reason the Company selected the lattice binomial model is that in many cases there may be multiple embedded features or the features of the bifurcated derivatives may be so complex that a Black-Scholes valuation does not consider all of the terms of the instrument. Therefore, the fair value may not be appropriately captured by simple models. In other words, simple models such as Black-Scholes may not be appropriate in many situations given the complex features and terms of conversion option (e.g., combined embedded derivatives). The lattice binomial model is based on future projections of the various potential outcomes. The features that are analyzed and incorporated into the model include the exercise and full reset features. Based on these features, there are two primary events that can occur; the holder exercises the derivative instrument or the derivative instrument is held until it expires. The binomial model analyzes the underlying economic factors that influence which of these events would occur, when they are likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, exercise price, volatility, etc.). Projections are then made on the underlying factors which lead to potential scenarios. Probabilities are assigned to each scenario based on management projections. A discounted weighted average cash flow over the various scenarios is completed to determine the value of the derivative instrument.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions. The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

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Net Loss per Common Share

Net income (loss) per common share is computed pursuant to Section 260-10-45 of the Codification. Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through convertible debt, stock options or warrants.

The following table shows the outstanding dilutive common shares excluded from the diluted net loss per share calculation as they were anti-dilutive:

	September 30,
	2016	2015
Warrants	9,908	-
Conversion features on convertible notes	161,124	-
Total potentially dilutive shares	171,032	-

Recent accounting pronouncements

In August 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014-15, Presentation of Financial Statements-Going Concern.  The Update provides U.S. GAAP guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2013-300-Presentation of Financial Statements (Topic 205): Disclosure of Uncertainties about an Entity’s Going Concern Presumption, which has been deleted. The amendments in this update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently evaluating the effects of ASU 2014-15 on the consolidated financial statements.

In April 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016–09, “Compensation – Stock Compensation” (topic 718). The FASB issued this update to improve the accounting for employee share–based payments and affect all organizations that issue share–based payment awards to their employees. Several aspects of the accounting for share–based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The updated guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption of the update is permitted. The Company is currently evaluating the impact of the new standard.

During January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments — Overall: Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”). The standard addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. Early adoption is not permitted with the exception of certain provisions related to the presentation of other comprehensive income. The adoption of ASU 2016-01 is not expected to have a material impact on our financial position, results of operations or cash flows.

In February 2016, FASB issued ASU No. 2016–02 “Leases” (topic 842), which creates new accounting and reporting guidelines for leasing arrangements. The new guidance requires organizations that lease assets to recognize assets and liabilities on the balance sheet related to the rights and obligations created by those leases, regardless of whether they are classified as finance or operating leases. Consistent with current guidance, the recognition, measurement, and presentation of expenses and cash flows arising from a lease primarily will depend on its classification as a finance or operating lease. The guidance also requires new disclosures to help financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. The new standard is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, with early application permitted. The new standard is to be applied using a modified retrospective approach. The Company is currently evaluating the impact of the new pronouncement on its financial statements.

9

In March 2016, the FASB issued ASU No. 2016-06, “Contingent Put and Call Option in Debt Instruments” (“ASU 2016-06”). ASU 2016-06 is intended to simplify the analysis of embedded derivatives for debt instruments that contain contingent put or call options. The amendments in ASU 2016-06 clarify that an entity is required to assess the embedded call or put options solely in accordance with the four-step decision sequence. Consequently, when a call (put) option is contingently exercisable, an entity does not have to initially assess whether the event that triggers the ability to exercise a call (put) option is related to interest rates or credit risks. The amendments in ASU 2016-06 take effect for public business entities for financial statements issued for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company does not expect the adoption of ASU 2016–01 to have a significant impact on its financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The Company is currently in the process of evaluating the impact of ASU 2016-15 on its consolidated financial statements.

5)	SECURITIES PURCHASE AGREEMENT:

 Terms:

On September 7, 2016 (the “Closing Date”), the Company sold and issued Senior Secured Convertible Notes (“Notes”) to an institutional investor (the “Investor”) in the aggregate principal amount of $4,301,075 for consideration consisting of (i) a cash payment by the Investor in the amount of $1,000,000 together with a secured promissory note payable by the Investor to the Company (the “Investor Note”) in the principal amount of $3,000,000. The Note included an original issue discount of $301,075. Financing fees associated with this transaction amounted to $244,925.

The Notes

The aggregate principal amount of the Notes is $4,301,075. Unless earlier converted or redeemed, the Notes mature 15 months from the date they were issued. The Notes bear interest at a rate of 6% per annum, subject to an increase to 12% during the first 30 days following the occurrence and continuance of an Event of Default and to 18% thereafter. Interest on the Notes will be payable in arrears commencing on December 1, 2016 and quarterly thereafter, beginning on January 1, 2017 and, so long as certain conditions, as defined in the Notes, have been satisfied, may be paid in shares of common stock at the Company’s option. The Company may also elect to pay interest in whole or in part in cash. Interest on the Notes is computed on the basis of a 360-day.

The Investor may, at any time, elect to convert the Convertible Notes into shares of the Company’s common stock at a conversion price, subject to certain beneficial ownership limitations. The Conversion Price is $8.075. The Company may, with the consent of the Investor, reduce the then-current Conversion Price to any amount equal to or greater than the Floor Price ($4.00) for any period of time deemed appropriate by the Company’s Board of Directors. On October 24, 2016, pursuant to Section 7(e) of the Convertible Notes, the Company notified the Investor that the Company desired to permanently lower the Conversion Price from $8.075 to the lower of (a) $5.75 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) and (b) the Alternate Conversion Price in effect, from time to time, effective upon the Investor’s voluntary prepayment to the Company of $1,000,000 under the Investor Note.

The Investor also has the right to convert the Convertible Notes into shares of the Company’s common stock at the Alternate Conversion Price, subject to certain beneficial ownership limitations. The Alternate Conversion Price is defined as the lowest of (i) the applicable Conversion Price as in effect on the applicable conversion date of the applicable Alternate Conversion, (ii) the greater of (I) the Floor Price ($4.00) and (II) 87% of the quotient of (x) the sum of the volume weighted average price of the Company’s common stock for each of the five consecutive trading days ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice, divided by (y) five.

The Company accounted for the alternative conversion provisions as a derivative liability and recognized the fair value at issuance. At each balance sheet date, the feature is re-valued and the corresponding change in fair value is recorded in other income and expense.

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Under certain conditions, the Company has the right to redeem all, but not less than all, of the amounts remaining unpaid under the Notes. The portion of the Notes subject to redemption can be redeemed by the Company in cash at a price equal to 110% of the amount being redeemed. In the event of a change of control, the Investor may require the Company to redeem the Notes in cash.

The Notes contain standard and customary events of default including but not limited to: (i) failure to register the Company’s common stock within certain time periods or failure to keep the registration statement effective as required by the Registration Rights Agreement; (ii) failure to maintain the listing of the Company’s common stock; (iii) failure to make payments when due under the Note; (iv) breaches of covenants and (iv) bankruptcy or insolvency.

Following an event of default, the Investor may require the Company to redeem all or any portion of the Notes. The redemption amount may be paid in cash or with shares of the Company’s common stock, at the election of the Investor.

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The Event of Default Redemption Price will be computed as a price equal to the greater of (i) 125% of the principal, interest and late charges to be redeemed and (ii) the product of (X) the principal, interest and late charges to be redeemed divided by the Conversion Price multiplied by (Y) the product of (1) 125% multiplied by (2) the greatest Closing Sale Price of the Company’s common stock on any Trading Day during the period commencing on the date preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under the Note.

In addition, following an Event of Default, the holders of the Notes will have the right to convert the Notes at the “Alternate Conversion Event of Default Price” which means, with respect to any Alternate Conversion, that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) 75% of the lowest volume weighted average price of the common stock for each of the 30 consecutive Trading Days ending and including the Trading Day of delivery or deemed delivery of the applicable Conversion Notice.

The Notes prohibit the Company from entering into specified transactions involving a change of control unless the successor entity, which must be a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, assumes in writing all of the Company’s obligations under the Note.

The Company and its wholly-owned subsidiary, HMNY Zone Loan LLC each entered into a Security and Pledge Agreement in favor of the Investor as Collateral Agent. Pursuant to such Security and Pledge Agreements, the Notes are secured by a perfected first priority security interest in the Company’s equity ownership interest in HMNY Zone Loan LLC and the Investor Note, and all of the assets of HMNY Zone Loan LLC, subject to Permitted Liens.

HMNY Zone Loan LLC also provided a Guaranty to the Investor as Collateral Agent whereby HMNY Zone Loan LLC guarantees the punctual payment of all obligations that accrue after the commencement of any insolvency proceeding of the Company, whether or not the payment of such obligations are enforceable or allowable in the insolvency proceeding, and all fees, interest, premiums, penalties, causes of actions, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Notes financing documents, and agrees to pay any and all costs and expenses (including counsel fees and expenses) incurred by the Collateral Agent in enforcing any rights under the Guaranty or any other Notes financing document.

Under the terms of a Registration Rights Agreement with the Investor, the Company is required to register for resale the shares of common stock that are issuable upon conversion of the Notes, additional shares that could be used as payment of monthly interest plus an additional number of shares so that the total number of shares of common stock registered equals 125% of the sum of the maximum number of shares issuable upon conversion of the Notes. The Registration Rights Agreement requires the Company to file the registration statement within 30 days after the Closing Date and to have the registration statement declared effective 90 days after the Closing Date (or 120 days after the Closing Date if the registration statement is subject to review by the Securities and Exchange Commission).

The Registration Rights Agreement provides for the payment of liquidated damages of one and one-half percent (1.5%) of the product of (x) the number of shares of common stock required by the Registration Rights Agreement to be included in the registration statement and (y) the Closing Sale Price as of the Trading Day immediately prior to the date a Registration Delay Payment, defined as the failure to file the registration statement in the time required, the failure to have the registration statement declared effective in the time required, the failure to maintain the effectiveness of the registration statement or the failure to keep current public information in the marketplace.

The Company is required to keep the registration statement effective (and the prospectus contained therein available for use) pursuant to Rule 415 for resales on a delayed or continuous basis at then-prevailing market prices at all times until the earlier of (i) the date as of which the holders of the Notes may sell all of the common stock issuable pursuant thereto without restriction pursuant to Rule 144 or (ii) the date on which all of the common stock covered by the registration statement shall have been sold.

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Investor Note

The Investor Note is payable in full on December 7, 2017. The Investor’s obligation to pay the Company the Purchase Price Balance pursuant to the Investor Note is secured by $3 million, in the aggregate, in cash or cash equivalents. The Investor may, at its option at any time after September 28, 2016, voluntarily prepay the Investor Note, in whole or in part. The Investor Note is also subject to mandatory prepayment, in whole or in part, upon the occurrence of one or more of the following mandatory prepayment events:

(1) Mandatory Prepayment upon Conversion of Note – At any time the Investor has converted $1,301,075 or more in principal amount of the Note, the Investor will be required to prepay the Investor Note, on a dollar-for-dollar basis, for each subsequent conversion of the Note.

(2) Mandatory Prepayment upon Mandatory Prepayment Notices – The Company may require the Investor to prepay the Investor Note by delivering a mandatory prepayment notice to the Investor, subject to (i) the satisfaction of certain equity conditions, and (ii) the Investor’s receipt of a valid written notice by the Company electing to effect a mandatory conversion of Restricted Principal (defined as $3 million of the principal amount of the Notes), not in excess of the Maximum Mandatory Share Amount or the Maximum Mandatory Conversion Amount.

Placement Agent Note and Warrants

The Company also issued a Senior Secured Convertible Note (the “Placement Agent Note”) to the placement agent, in lieu of the placement agent’s cash fee. The aggregate principal amount of the Placement Agent Note is $80,000. Unless earlier converted or redeemed, the Note matures 15 months from the date it was issued. The Placement Agent Note bears interest at a rate of 6% per annum, subject to an increase to 12% during the first 30 days following the occurrence and continuance of an Event of Default and to 18% thereafter. Interest on the Placement Agent Note will be payable in arrears commencing on December 1, 2016 and quarterly thereafter, beginning on January 1, 2017 and, so long as certain conditions have been satisfied, may be paid in shares of common stock at the Company’s option. The Company may also elect to pay interest in whole or in part in cash. Interest on the Note is computed on the basis of a 360-day year. The remaining terms are similar to those of the Notes described above.

In addition to issuing the Placement Agent Note, the Company issued a 5-year warrant (the “Placement Agent Warrant”) as partial payment for the placement agent’s services. The Placement Agent Warrant allows the purchase of 9,908 shares of the Company’s common stock at an exercise price of $9.36 per share. If, after the first anniversary of the Closing Date, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by the placement agent, then the Placement Agent Warrant may also be exercised, in whole or in part, by means of a “cashless exercise”.

If the Company issues or sells shares of its common stock, rights to purchase shares of its common stock, or securities convertible into shares of its common stock for a price per share that is less than the exercise price then in effect, the exercise price of the Warrant will be decreased to equal such lesser price. Upon each such adjustment, the number of the shares of the Company’s common stock issuable upon exercise of the Warrant will increase proportionately. The Company accounted for such provision as a derivative liability and recognized the fair value at issuance. At each balance sheet date, the feature is re-valued and the corresponding change in fair value is recorded in other income and expense.

Zone Note

On the Closing Date, the Company used $750,000 of the proceeds from the sale of the Notes to provide, through its newly formed wholly-owned subsidiary, HMNY Zone Loan LLC, a senior secured loan to Zone, secured by all of Zone’s assets. The remainder of the proceeds was used for general corporate purposes. The Zone note is due on the earlier of September 7, 2017 or upon the date the Notes become due. The Zone note bears interest at a rate of 6%.

On October 25, 2016, the Company entered into an Amendment to Promissory Note and Security and Pledge Agreement whereby the Company increased its senior secured loan to Zone by $383,305, thereby increasing the principal amount of the Zone note to a total of $1,133,305. The amended note continues to be secured by a first priority lien on all of Zone’s assets pursuant to the Security and Pledge Agreement, dated as of September 7, 2016, between Zone and HMNY Zone Loan LLC.

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Activity:

Following is an analysis of the activity in the Notes and the Investor Notes during the nine months ended September 30, 2016:

Amount
Balance at December 31, 2015	$-
Issuance of Notes during the period	4,381,075
Right of setoff of the Investor Notes	(3,000,000)
Debt discount	(1,381,075)
Accretion of debt discount	41,037

Balance at September 30, 2016	$41,037

Under ASC 210-20-45-1, management offset the Notes by the Investor Notes yet to be funded.

The funded and unfunded portion of the Investor Note consists of the following at September 30, 2016:

September 30, 2016
Investor notes - Available funding (subject to limitations)	$3,000,000
Unfunded amount of investor notes	(3,000,000)

Investor notes - funded (prior to any repayments)	$-

During the period October 1, 2016 through November 18, 2016, the Company received an additional $2,000,000 in proceeds from the Investor Notes.

6)	FAIR VALUE OF FINANCIAL ASSETS AND LIABILITIES MEASURED ON A RECURRING BASIS:

Level 3 Financial Liabilities - Derivative conversion features and warrant liabilities

Financial assets and liabilities measured at fair value on a recurring basis are summarized below and disclosed on the consolidated balance sheet as of September 30, 2016:

	Carrying	Fair Value Measurement Using
	Value	Level 1	Level 2	Level 3	Total

Derivative liability - warrants	$74,444	$-	$-	$74,444	$74,444
Derivative liability – conversion feature	$1,417,504	$-	$-	$1,417,504	$1,417,504

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Financial assets and liabilities measured at fair value on a recurring basis are summarized below and disclosed on the consolidated balance sheet as of December 31, 2015:

	Carrying	Fair Value Measurement Using
	Value	Level 1	Level 2	Level 3	Total

Derivative conversion features and warrant liabilities	$-	$-	$-	$-	$-

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the period ended September 30, 2016:

Fair Value Measurement Using Level 3 Inputs
Total
Balance, January 1, 2016	$-
Purchases, issuances and settlements	1,893,651
Change in fair value of derivative liabilities	(401,703)
Balance, September 30, 2016	$1,491,948

The fair value of the derivative conversion features and warrant liabilities as of September 30, 2016 were calculated using a lattice binomial option model valued with the following weighted average assumptions:

Dividend Yield		0%
Expected Volatility	154.0	-	190.1%
Risk free interest rate		1.12%
Contractual term (in years)	1.15	-	5.0
Exercise price	$8.075	-	9.36

Changes in the unobservable input values would likely cause material changes in the fair value of the Company’s Level 3 financial instruments. The significant unobservable input (probability of a down round event) used in the fair value measurement is the estimation of the likelihood of the occurrence of a change in the contractual terms of the financial instruments. A significant increase (decrease) in this likelihood would result in a higher (lower) fair value measurement.

7)	STOCK BASED COMPENSATION:

The Company has a stock based compensation plan, which is described as follows:

On March 3, 2014, the Board of Directors terminated the Company’s 1997 Stock Option and Award Plan and approved and adopted the Helios and Matheson Analytics Inc. 2014 Equity Incentive Plan (the “2014 Plan”) which the Company’s shareholders approved at the annual shareholders meeting held on May 5, 2014. There were no shares outstanding under the 1997 Stock Option and Award Plan. The 2014 Plan sets aside and reserves 400,000 shares of the Company’s common stock for grant and issuance in accordance with its terms and conditions. Persons eligible to receive awards from the 2014 Plan include employees (including officers and directors) of the Company and its affiliates, consultants who provide significant services to the Company or its affiliates and directors who are not employees of the Company or its affiliates (the “Participants”). The 2014 Plan permits the Company to issue to Participants qualified and/or non-qualified options to purchase the Company’s common stock, restricted common stock, performance units and performance shares. The 2014 Plan will terminate on March 3, 2024. The Compensation Committee of the Company’s Board of Directors has been appointed as the committee responsible for administration of the 2014 Plan and has the sole discretion to determine which Participants will be granted awards and the terms and conditions of the awards granted. Through the date of filing of this Form 10-Q no awards have been granted under the 2014 Plan. Effective November 7, 2016 the plan was amended to include a total of 1,125,000 shares of common stock to be issued under the Employee Stock Option Plan

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8)	CONCENTRATION OF CREDIT RISK:

The revenues of the Company’s top four customers represented approximately 90% of the revenues for the nine month period ended September 30, 2016. The revenues of the Company’s top four customers represented approximately 90.4% of revenues for the same period in 2015. No other customer represented greater than 10% of the Company’s revenues for such periods. The Company continues its effort to broaden its customer base in order to mitigate this risk.

One of the Company’s clients, while continuing the engagement under a Master Services Agreement, issued a notice to terminate, as of May 15, 2016, the arrangement for use of the Offshore Development Center (ODC) provided to the client by the Company. However the ODC, together with all of the employees, is now being utilized by another company (although not one of the Company’s clients), thus ensuring that no additional expenses are incurred by the Company with respect to the ODC. For the nine months ended September 30, 2016 and 2015, revenue generated from use of the ODC was approximately $1.80 million and $2.54 million, respectively. For the full-year 2016 and 2015 the total revenue generated from use of the ODC was approximately $1.80 million and approximately $3.57 million, respectively. There can be no assurance that the Company will be able find other clients to make up for the annual revenue shortfall that resulted from the termination of this relationship.

9)	CONTRACTUAL OBLIGATIONS AND COMMITMENTS:

The Company’s commitments at September 30, 2016 are comprised of the following:

Contractual Obligations	Payments Due by Period
	Total	Less Than 1 Year	1 - 3 Years	3 - 5 Years	More Than 5 Years
Operating Lease Obligations
Rent (1)	91,607	91,607	-	-	-
Total	$91,607	$91,607	$-	$-	$-

(1) The Company has a New York facility with a lease term expiring April 30, 2017.

As of September 30, 2016, the Company does not have any “Off Balance Sheet Arrangements”.

10)	TRANSACTIONS WITH RELATED PARTIES

Maruthi Consulting Inc. (A subsidiary of Helios and Matheson Parent )

The Company has provided consulting services to Maruthi Consulting Inc. The amount receivable for the consulting services as of September 30, 2016 was approximately $61,000 and as of December 31, 2015 was approximately $61,000.

The Company has also procured services from Maruthi Consulting Inc. The amount payable as of September 30, 2016 was approximately $2,000 and as of December 31, 2015 was approximately $2,000.

The Company did not have any transactions with Maruthi Consulting Inc. during the nine months ended September 30, 2016.

16

Helios and Matheson IT (Bangalore) Ltd. (A subsidiary of Helios and Matheson Information Technology Ltd.)

During the quarter ending on September 30, 2016, the Company’s Indian subsidiary obtained professional services from Helios and Matheson IT (Bangalore) Ltd. which is a subsidiary of Helios and Matheson Information Technology Ltd., formerly the Company’s parent. An amount of $178,820 has been included in the Company’s operating expenses during the quarter ending September 30, 2016.

11)	WARRANTS:

On September 7, 2016, in conjunction with the issuance of the Notes, the Company issued warrants to purchase 9,908 shares of the Company’s common stock to Palladium Capital Advisors LLC. The warrants are exercisable for five years at an exercise price of $9.36 per share.

The following is a summary of the Company’s stock warrant activity during the nine months ended September 30, 2016:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life

Outstanding - January 1, 2016	-	$-	-
Granted	9,908	9.36	5
Exercised	-	-	-
Forfeited/Cancelled	-	-	-
Outstanding – September 30, 2016	9,908	$9.36	4.98
Exercisable – September 30, 2016	9,908	$9.36	4.98

At September 30, 2016, the total intrinsic value of warrants outstanding and exercisable was $0.

12)	SUBSEQUENT EVENTS

Agreement and Plan of Merger with Zone Technologies, Inc.

On July 7, 2016 , the Company, Zone Acquisition, Inc., a Nevada corporation and wholly owned subsidiary of the Company (“Sub”), and Zone Technologies, Inc., a privately held Nevada corporation (“Zone”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), as amended, pursuant to which Sub was to merge with and into Zone, with Zone surviving as the Company’s wholly owned subsidiary (the “Merger”), subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement. On November 9, 2016 (the “Closing Date”), the Merger was consummated. On the Closing Date the Company issued 1,740,000 shares of the Company’s common stock as merger consideration, which represented an exchange ratio of 0.174 shares of the Company’s common stock for each share of Zone common stock outstanding.

17

Nasdaq Hearing Panel’s Decision on Continued Listing.

On July 25, 2016, the Company received written notification that the Nasdaq Hearings Panel (the “Panel”) granted the Company’s request for continued listing on The Nasdaq Stock Market, subject to the fulfillment of certain conditions, with the final condition being that the Company shall have publicly announced and informed the Panel, on or before November 15, 2016, that the merger with Zone and a capital raising transaction were complete and, as a result, the Company has stockholders’ equity above $2.5 million. As a result of consummating the Merger, the Company believes it currently has stockholders’ equity in excess of $2.5 million and is therefore compliant with Nasdaq Rule 5550(b). The Company is awaiting Nasdaq’s formal confirmation that it satisfies all requirements for continued listing on The Nasdaq Capital Market.

Conversion of Notes

On November 15, 2016 (the “Execution Date”), the Company and the Investor agreed to reduce the Conversion Price, as defined in the Convertible Notes, of $1 million in aggregate principal amount of the Convertible Notes to (A) with respect to $100,000 in aggregate principal amount of the Convertible Note converted on the Execution Date and any conversions occurring on November 16, 2016, $4.51 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) and (B) thereafter, with respect to the remaining Convertible Note then outstanding, the Alternate Conversion Price, as defined in the Convertible Notes (except with “80%” replacing “87%” in such definition in the Convertible Notes).

To date, the Investor has converted a total of $3,401,075 in principal and $32,412.20 in accrued interest into 658,929 shares of the Company’s common stock.

Subsequent to November 15, 2016, The Investor paid the Company $2 million towards the Purchase Price Balance,

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ANNEX B – FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Helios and Matheson Analytics Inc.

We have audited the accompanying balance sheet of Helios and Matheson Analytics, Inc. and Subsidiary, (the “Company”) as of December 31, 2015, and the related consolidated statements of operations and comprehensive loss, shareholders’ equity, and cash flows for the year then ended. In connection with our audit of the consolidated financial statements, we have also audited the financial statement schedule for the year ended December 31, 2015. Helios and Matheson Analytics, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Helios and Matheson Analytics Inc. as of December 31, 2015 , and the results of its operations and its cash flows for year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey

March 28, 2016

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Helios and Matheson Analytics Inc.

We have audited the accompanying consolidated balance sheet of Helios and Matheson Analytics, Inc. and Subsidiary, (the “Company”) as of December 31, 2014, and the related consolidated statements of operations and comprehensive loss, shareholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Helios and Matheson Analytics Inc. and Subsidiary as of December 31, 2014, and the results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The Schedule II listed in the index of financial statements is presented for purposes of additional analysis and is not a required part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Mercadien, P.C., Certified Public Accountants

Mercadien, P.C., Certified Public Accountants

Hamilton, New Jersey

March 27, 2015

HELIOS AND MATHESON ANALYTICS INC.

CONSOLIDATED BALANCE SHEETS

	Year Ended December 31,
	2015	2014
ASSETS
Current Assets:
Cash and cash equivalents	$898,477	$1,225,518
Accounts receivable- less allowance for doubtful accounts of $42,203 at December 31, 2015, and $37,711 at December 31, 2014	1,386,155	1,082,088
Unbilled receivables	295,473	81,311
Prepaid expenses and other current assets	208,642	133,045
Prepaid expenses and other current assets - Related Party - less allowance of $344,041 at December 31, 2015, and $0 at December 31, 2014	8,948	281,745
Total current assets	2,797,695	2,803,707
Property and equipment, net	47,885	53,422
Security Deposit-Related Party- less allowance of $2,000,000 at December 31, 2015, and $0 at December 31, 2014	-	2,000,000
Deposits and other assets	93,197	52,347
Total assets	$2,938,777	$4,909,476

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$1,060,792	$899,926
Total current liabilities	1,060,792	899,926

Shareholders' equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued and outstanding as of December 31, 2015, and December 31, 2014	-	-
Common stock, $.01 par value; 30,000,000 shares authorized; 2,330,438 issued and outstanding as of December 31, 2015 and as of December 31, 2014	23,304	23,304
Paid-in capital	37,855,740	37,855,740
Accumulated other comprehensive loss - foreign currency translation	(120,712)	(99,265)
Accumulated deficit	(35,880,347)	(33,770,229)
Total shareholders' equity	1,877,985	4,009,550
Total liabilities and shareholders' equity	$2,938,777	$4,909,476

 See accompanying notes to consolidated financial statements.

HELIOS AND MATHESON ANALYTICS INC.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended December 31,
	2015	2014

Revenues	$9,736,541	$10,641,681
Cost of revenues	6,989,991	8,468,103
Gross profit	2,746,550	2,173,578
Operating expenses:
Selling, general and administrative	2,436,957	2,345,168
Allowance for prepaid expenses and other current assets - related party	344,041	-
Depreciation and amortization	13,015	11,129
	2,794,013	2,356,297
Loss from operations	(47,463)	(182,719)
Other income(expense):
Allowances - Security Deposit - related party	(2,000,000)	-
Interest income	8,591	13,548
Total other (expense)income	(1,991,409)	13,548
Loss before income taxes	(2,038,872)	(169,171)
Provision for income taxes	71,245	8,541
Net Loss	(2,110,117)	(177,712)
Other comprehensive loss - foreign currency adjustment	(21,447)	(22,232)
Comprehensive Loss	$(2,131,564)	$(199,944)

Basic and diluted net loss per share	$(0.91)	$(0.08)
Dividend Per share	$-	$0.08

See accompanying notes to consolidated financial statements.

HELIOS AND MATHESON ANALYTICS INC.

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

					Additional	Accumulated
	Preferred Stock		Common Stock		Paid-In	Other Comp	Accumulated
	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Total
Balance, December 31, 2013	-	$-	2,330,438	$23,304	$37,855,740	$(77,032)	$(33,406,081)	$4,395,931
Net Loss	-	-	-	-	-	-	(177,713)	(177,713)
Dividend Paid	-	-	-	-	-	-	(186,435)	(186,435)
Foreign Exchange Translation	-	-	-	-	-	(22,233)	-	(22,233)
Balance, December 31, 2014	-	$-	2,330,438	$23,304	$37,855,740	$(99,265)	$(33,770,229)	$4,009,550
Net Loss	-	-	-	-	-	-	(2,110,117)	(2,110,117)
Dividend Paid	-	-	-	-	-	-	-	-
Foreign Exchange Translation	-	-	-	-	-	(21,447)	-	(21,447)
Balance, December 31, 2015	-	$-	2,330,438	$23,304	$37,855,740	$(120,712)	$(35,880,347)	$1,877,985

See accompanying notes to consolidated financial statements.

HELIOS AND MATHESON ANALYTICS INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2015	2014

Cash flows from operating activities:
Net loss	$(2,110,117)	$(177,712)
Adjustments to reconcile net loss to net cash (used in)/provided by operating activities:
Depreciation and amortization	13,015	11,129
Allowance against security deposit - related party	2,000,000	-
Allowance for prepaid receivables and other current assets - related party	344,041	-
Provision for doubtful accounts	(4,492)	10,000
Gain on sale of Fixed Asset	-	(231)
Changes in operating assets and liabilities:
Accounts receivable	(299,576)	1,055,348
Unbilled receivables	(214,162)	61,815
Prepaid expenses and other current assets	(75,597)	14,403
Prepaid expenses and other current assets - related party	(71,244)
Accounts payable and accrued expenses	160,866	(212,768)
Deposits	(40,850)	26,173
Net cash (used in)/provided by operating activities	(298,116)	788,157
Cash flows from investing activities:
Purchase of property and equipment, net	(7,478)	(14,249)
Net cash used in investing activities	(7,478)	(14,249)
Cash flows from financing activities:
Dividend Paid	-	(186,435)
Net cash used in financing activities	-	(186,435)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(21,447)	(22,233)
Net (decrease)/increase in cash and cash equivalents	(327,041)	565,240
Cash and cash equivalents at beginning of period	1,225,518	660,278
Cash and cash equivalents at end of period	$898,477	$1,225,518

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes - net of refunds	$6,770	$9,869

See accompanying notes to consolidated financial statements

HELIOS AND MATHESON ANALYTICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     SIGNIFICANT ACCOUNTING POLICIES

Description of Business and Basis of Presentation

Helios and Matheson Analytics Inc. (“Helios and Matheson” or the “Company”) was incorporated in the state of New York in February of 1983 and became a public company in August of 1997. In October of 2009, Helios and Matheson changed its state of incorporation from New York to Delaware. The Company is headquartered in New York, New York and has offices in New York, Bangalore and Chennai, India. The Company provides a wide range of information technology (“IT”) consulting, custom application development and solutions and analytics services to Fortune 1000 companies and other large organizations. The Company supports all major computer technology platforms and supports client IT projects by using a broad range of third-party software applications. The Company now offers its clients an enhanced suite of services of predictive analytics with technology at its foundation enriched by data science.

Principles of Consolidation

The consolidated financial statements include the accounts of Helios and Matheson Analytics Inc. and its 99.99% owned subsidiary Helios and Matheson Global Services Private Limited (“HMGS”) . All material inter-company accounts and transactions have been eliminated. The Company does not account for minority interest reclassification as it is insignificant.

Reclassification

Certain amounts reported in previous years have been reclassified to conform to the fiscal 2015 presentation.

Accounting for Income Taxes

The Company adopted a FASB provision relating to Uncertainty in Income Taxes. As a result of the implementation, there has been no material change to the Company’s tax position as the Company has not paid any corporate income taxes due to carry-forward of operating losses. All tax benefits will likely not be recognized due to the substantial net operating loss carry-forwards. With no tax due for the foreseeable future, the Company has determined that a policy to determine the accounting for interest or penalties related to the payment of tax is not necessary at this time.

Deferred income tax assets and liabilities are determined based on differences between the financial statement reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws in effect when the differences are expected to reverse. The measurement of deferred income tax assets is reduced, if necessary, by a valuation allowance for any tax benefits, which are not expected to be realized. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that are recorded as an element of stockholder’s equity but are excluded from net income (loss). The Company’s other comprehensive income (loss) is comprised of foreign currency translation adjustments.

HELIOS AND MATHESON ANALYTICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Foreign Currency Translation

Assets, liabilities, revenue and expenses denominated in non-U.S. currencies are translated at the rate of exchange prevailing on the date of the consolidated balance sheet. Gains (losses) on translation of the consolidated financial statements are from the Company’s subsidiary where the functional currency is not the U.S. dollar. Translation gains (losses) are reflected as a component of accumulated other comprehensive income (loss). Gains (losses) on foreign currency transactions are included in the consolidated statements of Income.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Going Concern

The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At December 31, 2015, the Company had $898,477 of cash and cash equivalents on hand as compared to $1,225,518 of cash and cash equivalents at December 31, 2014. The company had net current assets of $ 1,736,903 and $ 1,903,781 at December 31, 2015 and 2014 respectively. The Company has zero debt as on December 31, 2015. For the year ended December 31, 2015 the Company reported net loss of $2,110,117 as compared to net loss of $177,712 for the year ended December 31, 2014. The net loss during 2015 was a result of an extra ordinary item towards reserve for Security Deposit, Other prepaid assets and Other Current Assets as explained in Note 12 of Notes to Consolidated Financial Statements. The ability of the Company to continue as a going concern is dependent on the Company achieving profitable operations in the future.

Earnings Per Share

The Company calculates earnings per share as specified by the FASB. Basic earnings per share are calculated by dividing net earnings available to common shares by weighted average common shares outstanding. Diluted earnings per share is calculated similarly, except that it includes the dilutive effect of the assumed exercise of securities except when it is anti-dilutive, including the effect of shares issuable under the Company’s incentive plans.

Cash Equivalents

The Company considers all highly liquid financial instruments with original maturities of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

The carrying value of financial instruments (principally consisting of cash, cash equivalents and accounts receivable) approximates fair value because of their short maturities.

Property and Equipment

Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets, which range from three to ten years.

Long-Lived Assets

When impairment indicators are present, the Company reviews the carrying value of its assets in determining the ultimate recoverability of their unamortized values using analyses of future undiscounted cash flows expected to be generated by the assets. If such assets are considered impaired, the impairment recognized is measured by the amount by which the carrying amount of the asset exceeded its fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less cost to sell.

HELIOS AND MATHESON ANALYTICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition

Consulting revenues are recognized as services are provided. The Company primarily provides consulting services under time and material contracts, whereby revenue is recognized as hours and costs are incurred. Clients for consulting revenues are billed on a weekly or monthly basis. Revenues from fixed fee contracts are recorded when work is performed on the basis of the proportionate performance method, which is based on costs incurred to date relative to total estimated costs. Any anticipated contract losses are estimated and accrued at the time they become known and estimable. Revenues from RPO services are recorded when service is performed and placement of a candidate is accepted by the customer. Unbilled accounts receivables represent amounts recognized as revenue based on services performed in advance of customer billings, including RPO services where placement of a candidate is accepted by the customer and payment is assured. Revenue from sales of software licenses is recognized upon delivery of the software to a customer because future obligations associated with such revenue are insignificant.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at amounts due from clients, net of an allowance for doubtful accounts. The Company monitors its accounts receivable balances on a monthly basis to ensure that they are collectible. On a quarterly basis, the Company uses its historical experience to estimate its accounts receivable reserve. The Company’s allowance for doubtful accounts is an estimate based on specifically identified accounts as well as general reserves. The Company evaluates specific accounts where it has information that the client may have an inability to meet its financial obligations. In these cases, management uses its judgment, based on the best available facts and circumstances, and records a specific reserve for that client against amounts due to reduce the receivable to the amount that is expected to be collected. These specific reserves are reevaluated and adjusted as additional information is received that impacts the amount reserved. The Company also establishes a general reserve for all clients based on a range of percentages applied to aging categories. These percentages are based on historical collection and write-off experience. If circumstances change, the Company’s estimate of the recoverability of amounts due the Company could be reduced or increased by a material amount. Such a change in estimated recoverability would be accounted for in the period in which the facts that give rise to the change become known.

Segment Information

The disclosure of segment information is not required as the Company operates in only one business segment.

Stock-Based Compensation

No non-employee equity instruments were granted in 2015 or 2014.

At December 31, 2015, the Company has a stock based compensation plan, which is described as follows:

The Company adopted the Helios and Matheson Analytics Inc. 2014 Equity Incentive Plan (the “Plan”) that provides for the grant of stock options that are either “incentive” or “non-qualified” for federal income tax purposes, as well as for awards of restricted stock, performance units and performance shares.. The Plan provides for the issuance of a maximum of 400,000 shares of common stock (subject to adjustment pursuant to customary anti-dilution provisions). Stock options will be issued from the Plan are expected to vest over a period between one to four years.

The exercise price per share of a stock option is established by the Compensation Committee of the Board of Directors in its discretion, but may not be less than the fair market value of a share of common stock as of the date of grant. The aggregate fair market value of the shares of common stock with respect to which “incentive” stock options first become exercisable by an individual to whom an “incentive” stock option is granted during any calendar year may not exceed $100,000.

HELIOS AND MATHESON ANALYTICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock options, subject to certain restrictions, may be exercisable any time after vesting for a period not to exceed ten years from the date of grant. Such period is to be established by the Company in its discretion on the date of grant. Stock options terminate in connection with the termination of employment.

The Company uses the fair value method as specified by the FASB whereby compensation cost is recognized over the remaining service period based on the grant-date fair value of those awards as calculated for pro forma disclosures as originally issued. There were no options granted by the Company for the 12 months ended December 31, 2015 and 2014. For the three and twelve months ended December 31, 2015 and December 31, 2014 the Company recorded stock based compensation expense of $0.

2. NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted net (loss)/income per share for the years ended December 31, 2015 and 2014

	Year Ended December 31,
	2015	2014
Numerator for basic net loss per share
Net loss	$(2,110,117)	$(177,712)
Net loss available to common stockholders	$(2,110,117)	$(177,712)

Numerator for diluted net loss per share
Net (loss)/income available to common stockholders & assumed conversion	$(2,110,117)	$(177,712)

Denominator:
Denominator for basic and diluted loss per share - weighted-average shares	2,330,438	2,330,438

Basic and diluted income per share:
Net loss per share	$(0.91)	$(0.08)

HELIOS AND MATHESON ANALYTICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. PROPERTY AND EQUIPMENT

Property and equipment, at cost, consists of the following:

	December 31,
	2015	2014
Equipment and leaseholds	$95,506	$88,029
Software	167,337	167,337
Furniture and fixtures	34,186	34,186
	297,029	289,552
Less accumulated depreciation and amortization	249,144	236,130
	$47,885	$53,422

Depreciation expense for the years ended December 31, 2015 and 2014 was $ 13,015 and $ 11,129, respectively.

4. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

	December 31,
	2015	2014
Accounts payable and other accrued expenses	$545,216	$412,196
Payroll	515,576	487,730
	$1,060,792	$899,926

HELIOS AND MATHESON ANALYTICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. INCOME TAXES

The Company accounts for income taxes using the liability method.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Deferred tax assets and (liabilities) consist of the following:

	December 31,
	2015	2014
Licensing revenues	$(5,000)	$(7,000)
Accounts receivable reserve	40,000	38,000
Depreciation and amortization	262,000	261,000
Investments	928,000	928,000
Other	1,135,000	200,000
Net operating losses	5,162,000	5,143,000
	7,522,000	6,563,000
Valuation allowance	(7,522,000)	(6,563,000)
	$-	$-

Internal Revenue Code Section 382 places a limitation on the utilization of federal net operating loss and other credit carry-forwards when an ownership change, as defined by the tax law, occurs. Generally, this occurs when a greater than 50 percentage point change in ownership occurs. On September 5, 2006, Helios and Matheson Parent acquired a greater than 50 percent ownership of the Company. Accordingly, the actual utilization of the net operating loss carry-forwards for tax purposes are limited annually under Code Section 382 to a percentage (currently about four and a half percent) of the fair market value of the Company at the date of this ownership change.

At December 31, 2015, the Company has federal net operating loss carry-forwards of approximately $14.9 million, which will begin to expire in 2020. The New Jersey net operating loss carry-forwards of approximately $1.8 million will begin to expire in 2020. The full utilization of the deferred tax assets in the future is dependent upon the Company’s ability to generate taxable income; accordingly, a valuation allowance of an equal amount has been established. During the years ended December 31, 2015 and 2014, the valuation allowance increased by approximately $959,000 and $47,000, respectively.

Significant components of the provision for income taxes are as follows:

	Year Ended December 31,
	2015	2014
Current:
Federal	$-	$-
State and local	3,674	8,541
Foreign	67,571	-
Total Current	$71,245	$8,541
Deferred:
Federal	-	-
State and local	-	-
Foreign	-	-
Total Deferred	-	-
Total	$71,245	$8,541

HELIOS AND MATHESON ANALYTICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A reconciliation between the federal statutory rate and the effective income tax rate for the years ended December 31, 2015 and 2014 is as follows:

	2015	2014
Federal statutory rate	34.0%	34.0%
State and local taxes net of federal tax benefit	(0.1)	(3.3)
Non-deductible expenses	(0.1)	(1.3)
Foreign Tax Expense	0.7	(10.0)
Change in valuation allowance	(38.0)	(24.5)
Total	(3.5)%	(5.1)%

As of December 31, 2015, earnings of non US subsidiaries considered to be indefinitely reinvested totaled $265,000. No provision of US income taxes has been provided thereon. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to U.S taxes, reduced by any foreign tax credits available. It is not practicable to estimate the amount of additional tax that might be payable on this undistributed foreign income.

6. RETIREMENT PLAN

The Company sponsors a defined contribution plan under Section 401(k) of the Internal Revenue Code for its employees. Participants can make elective contributions subject to certain limitations.

7. CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and accounts receivable. The Company maintains its cash balances on deposit with a limited number of financial institutions in amounts which may exceed federally insured limits. Historically, the Company has not experienced any related cash-in-bank losses. For the twelve months ended December 31, 2015 the Company had four clients which accounted for 90% of revenue and for the twelve months ended December 31, 2014 the Company had four clients which accounted for 88% of revenues. No other client represented greater than 10% of the Company’s revenues for such periods.

8. COMMITMENTS

The Company has the following commitment as of December 31, 2015: operating lease obligations. The Company has two operating leases for its corporate headquarters located in New York and Subsidiary located in India. As of December 31, 2015, the Company does not have any “Off Balance Sheet Arrangements”.

The Company’s contractual obligations at December 31, 2015, are comprised of the following:

	Payments Due by Period
Contractual Obligations	Total	Less Than 1 Year	1 - 3 Years	3 - 5 Years	More Than 5 Years
Operating Lease Obligations
Rent (1)	226,906	166,990	59,916	-	-
Total	$226,906	$166,990	$59,916	$-	$-

(1)	The Company leases office space in New York and the Company’s Indian subsidiary leases office space in Bangalore. The lease term expires on April 30, 2017 at New York and on October 4, 2017 at Bangalore.

The Company’s Indian subsidiary also had a lease at Capital Towers in Chennai, India for its offshore development centre which expired on December 31, 2015 and has been extended on month to month basis.

The Company’s office lease is subject to escalations based on increases in real estate taxes and operating expenses, all of which are charged to rent expense. Rent expense for the years ended December 31, 2015 and 2014 was approximately $295,689 and $237,038, respectively.

HELIOS AND MATHESON ANALYTICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. STOCK OPTION PLAN

The Company adopted the Helios and Matheson Analytics Inc. 2014 Equity Incentive (the “Plan”) that provides for the grant of stock options that are either “incentive” or “non-qualified” for federal income tax purposes, as well as for awards of restricted stock, performance units and performance shares. The Plan provides for the issuance of a maximum of 400,000 shares of common stock (subject to adjustment pursuant to customary anti-dilution provisions). Stock options that will be issued from the Plan are expected to vest over a period between one to four years.

The exercise price per share of a stock option is established by the Compensation Committee of the Board of Directors in its discretion, but may not be less than the fair market value of a share of common stock as of the date of grant. The aggregate fair market value of the shares of common stock with respect to which “incentive” stock options first become exercisable by an individual to whom an “incentive” stock option is granted during any calendar year may not exceed $100,000.

Stock options, subject to certain restrictions, may be exercisable any time after vesting for a period not to exceed ten years from the date of grant. Such period is to be established by the Compensation Committee in its discretion on the date of grant. Stock options terminate in connection with the termination of employment.

No stock options were granted during the twelve months ended December 31, 2015. No stock options were exercisable at December 31, 2015 and at December 31, 2014. At December 31, 2015, the Company had 400,000 shares of common stock reserved in connection with the plan.

10. QUARTERLY RESULTS (UNAUDITED)

The following is a summary of the quarterly results of operations for the years ended December 31, 2015 and 2014:

	Quarter Ended
(in thousands, except per share amounts)	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015
Revenues	$2,494	$2,413	$2,459	$2,371
Gross profit	621	608	746	772
Income from operations	55	67	(262)	93
Net (loss)/income	55	67	(2,263)	31
Net (loss)/income per share
Basic and diluted (loss)/income per share	$0.02	$0.03	$(0.97)	$0.01

	Quarter Ended
(in thousands, except per share amounts)	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014
Revenues	$2,934	$2,801	$2,510	$2,396
Gross profit	535	497	524	617
(Loss)/Income from operations	(85)	(81)	(26)	9
Net (loss)/income	(85)	(80)	(26)	13
Net (loss)/income per share
Basic and diluted (loss)/income per share	$(0.04)	$(0.03)	$(0.01)	$0.01

HELIOS AND MATHESON ANALYTICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11. TRANSACTIONS WITH RELATED PARTY

Helios and Matheson Information Technology Limited ( “Helios and Matheson Parent”)

In September 2010, the Company entered into, and in August 2013 entered into an amendment of a Memorandum of Understanding with Helios and Matheson Parent (the “HMIT MOU”) pursuant to which Helios and Matheson Parent has agreed to make available to the Company facilities of dedicated Off-shore Development Centers (“ODCs”) and also render services by way of support in technology, client engagement, management and operating the ODCs for the Company. The Company has furnished Helios and Matheson Parent a security deposit of $2 million, classified as a non-current asset on the balance sheet, to cover any expenses, claims or damages that Helios and Matheson Parent may incur while discharging its obligation under the HMIT MOU and also to cover the Company’s payable to Helios and Matheson Parent. The amount payable to Helios and Matheson Parent for services rendered under the HMIT MOU was $0 and $8,736 for the twelve months ended December 31, 2015 and 2014, respectively and is included as a component of cost of revenue. All payments to Helios and Matheson Parent under the MOU are made after collections are received from clients. No amount was paid to Helios and Matheson Parent for services rendered under the HMIT MOU for the twelve months ended December 31, 2015 and 2014, respectively. As of December 31, 2015, the Company has a receivable from Helios and Matheson Parent in the amount of $182,626 which represents amounts paid on behalf of Helios and Matheson Parent , which has been fully reserved for.

In August 2014, the Company entered into a Professional Service Agreement with Helios and Matheson Parent (the “HMIT PSA”), which documented ongoing services provided by Helios and Matheson Parent from February 24, 2014. Pursuant to the HMIT PSA Helios and Matheson Parent hires employees in India and provides infrastructure services for those employees to facilitate the operations of those of the Company’s clients who need offshore support for their business. For the services the Company pays the cost incurred by Helios and Matheson Parent for the employees it hires to provide the services and a fixed fee for infrastructure support. Beginning October 2014, all employees were transferred to the payroll of the Company’s subsidiary, Helios and Matheson Global Services Pvt. Ltd. (HMGS), and Helios and Matheson Parent was paid only for the infrastructure support they are providing until August 2015. Beginning September 2015, HMGS leased an office and took over infrastructure support from Helios and Matheson Parent. For the twelve months ended December 31, 2015 and 2014 the Company’s revenue from services provided with offshore support of Helios and Matheson Parent was about $2.3 million and $ 0.9 million respectively. Amounts payable to Helios and Matheson Parent for services rendered under the HMIT PSA was approximately $137,000 and $ 322,000 for the twelve months ended December 31, 2015 and 2014 respectively. The amount paid to Helios and Matheson Parent for services rendered, including prepayment of certain expenses, under the HMIT PSA for the twelve months ended December 31, 2015 and 2014 was approximately $224,000 and $321,000, respectively.

The Company determined to provide for a reserve in its September 30, 2015 financial statements and which is retained in December 31, 2015 financial statements in the amount of $2.344 million (the “Reserve Amount”) due to an uncertainty relating to the ability of Helios and Matheson Parent to (i) return the security deposit, in the amount of $2 million, held by Helios and Matheson Parent in connection with the “HMIT MOU”, and (ii) pay approximately $344,000 in reimbursable expenses, and advances relating to the Company’s operations in India and the “HMIT PSA”. The remaining receivable amount of approximately $9,000 is not reserved as the Company believes that the same can be set off against some of the IT assets transferred from Helios and Matheson Parent.

Helios and Matheson Parent ceased providing services under the HMIT MOU and HMIT PSA in Q3 2015. Further, the Company has ensured continued uninterrupted services to its clients by taking on infrastructure costs relating to lease and employees.

The decision to provide for the Reserve Amount was initially the result of factors that included, but were not limited to the cessation of services provided by Helios and Matheson Parent under the MOU and PSA in Q3 2015 and the ensuing conversations between the Company and Helios and Matheson Parent regarding payment of the Reserve Amount.

Further, on January 21, 2016, Helios and Matheson Parent became subject to a liquidation order by an Indian Court (the “Parent Liquidation Order”), resulting from creditors’ claims against Helios and Matheson Parent. On February 15, 2016, the High Court of Judicature at Madras (Civil Appellate Jurisdiction) issued an order of interim stay of the Parent Liquidation Order, providing Helios and Matheson Parent with an opportunity to work out the claims of its creditors. If Helios and Matheson Parent becomes subject to liquidation, the Company would likely not be able to collect the full Reserve Amount.

HELIOS AND MATHESON ANALYTICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Jayamaruthi Software Systems Pvt. Ltd. (Subsidiary of Helios and Matheson Parent)

The Company obtained certain services from the common subsidiary under the “HMIT PSA” referred to in transaction with the Helios and Matheson Parent. The amount payable for the services rendered during the year was approximately $20,000. The amount paid during the year was approximately $16,000. The amount payable at the end of the year was approximately $4,000.

Maruthi Consulting Inc. (Subsidiary of Helios and Matheson Parent )

The Company has provided consulting services to Maruthi Consulting Inc. The amount billed for the services rendered during the period of twelve months ended on December 31, 2015 and 2014 was approximately $223,000 and $323,000 respectively. The amount received during the period of twelve months ended December 31, 2015 and 2014 was approximately $180,000 and $306,000 respectively. The amount receivable at the end of the year 2015 and 2014 was approximately $61,000 and $17,000 respectively.

The Company has also procured services from Maruthi Consulting Inc. The amount payable for the services procured during the period of twelve months ended on December 31, 2015 and 2014 was $23,000 and $0 respectively. The amount paid during the period of twelve months ended December 31, 2015 and 2014 was $21,000 and $0 respectively. The amount payable at the end of the year 2015 and 2014 was $2,000 and $0 respectively.

IonIdea Inc. (Company with a common director)

The Company entered into an agreement with IonIdea Inc. on August 1 , 2008 which was amended in July 2013, to procure infrastructure and IT support services from Ion Idea Inc. The agreement ceased to exist on September 30, 2015. The amount of services procured for the twelve months period ended December 31, 2015 and 2014 was approximately $34,000 and $45,000 respectively. The amount paid during the period of twelve months ended December 31, 2015 and 2014 was approximately $41,000 and $44,000 respectively. The amount payable at the end of the year 2015 and 2014 was $0 and approximately $7,000 respectively

HELIOS AND MATHESON ANALYTICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. SUBSEQUENT EVENTS

Management completed an analysis of all subsequent events occurring after December 31, 2015, the balance sheet date, through March 28, 2016, the date on which the year-end consolidated financial statements were issued, and determined there were no disclosures necessary which have not been already disclosed elsewhere in these financial statements.

Schedule II – Valuation and Qualifying Accounts

Col. A	Col. B	Col. C			Col. D	Col. E
		Additions
		(1)	(2)
Description	Balance at Beginning of Period	Charged/(Credit) to Costs and Expenses	Charged to Other Accounts Describe		Deductions - Describe	Balances at End of Period
Reserves and allowances deducted from asset accounts:
For the year ended December 31, 2015
Allowance for doubtful accounts	$37,711	$4,492	$-		$-	$42,203
For the year ended December 31, 2014
Allowance for doubtful accounts	$28,213	$10,000	$(502)	(a)	$-	$37,711
For the year ended December 31, 2013
Allowance for doubtful accounts	$32,421	$(4,208)	$-		$-	$28,213

(a)	Uncollectible accounts charged off against specific accruals during 2014